UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (DEF 14A)

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Ascena Retail Group, Inc.

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933 MacArthur Boulevard Mahwah, New Jersey 07430

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Thursday, December 7, 2017

Meeting Time:	3:00 p.m. local time

Location:	dressbarn’s Corporate Headquarters Stage Street Café 933 MacArthur Boulevard Mahwah, New Jersey 07430

The Annual Meeting will be held for the following purposes:

(1)	to consider the election of three directors to serve on the board of directors for three-year terms and until their successors are duly elected and qualified (Proposal One);

(2)	to approve the Ascena Retail Group, Inc. Employee Stock Purchase Plan (Amended and Restated Effective as of January 1, 2018) (Proposal Two);

(3)	to consider the approval, by non-binding advisory vote, of the compensation paid to our named executive officers during fiscal 2017 (commonly known as a “say-on-pay” proposal) (Proposal Three);

(4)	to recommend, by non-binding advisory vote, the frequency of future advisory votes on compensation paid to our named executive officers (commonly known as a “frequency of say-on-pay” proposal) (Proposal Four);

(5)	to ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending August 4, 2018 (Proposal Five); and

(6)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on October 10, 2017 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting.

In order to conserve natural resources and reduce the cost of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner, we are pleased to be able to take advantage of the Securities and Exchange Commission rule allowing companies to use a “Notice and Access” model to provide their stockholders with access to proxy materials via the Internet. On or about October 26, 2017, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders informing them that our notice of annual meeting and proxy statement, Annual Report on Form 10-K and voting instructions are available on the Internet at https://proxyvote.com. As more fully described in the Notice of Internet Availability, all stockholders may choose to access our materials at https://proxyvote.com or may request to receive paper copies of the proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ David Jaffe
David Jaffe
Chairman of the Board and
Chief Executive Officer

Dated: October 26, 2017

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL READ THE PROXY STATEMENT AND VOTE ON THE MATTERS TO BE CONSIDERED. YOU MAY VOTE YOUR PROXY BY TELEPHONE OR VIA THE INTERNET OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND RETURNING THE PROXY CARD ENCLOSED THEREIN.

Ascena Retail Group, Inc.	2017 Proxy Statement

PROXY STATEMENT

In this proxy statement, the terms “we,” “us” and “our” refer to Ascena Retail Group, Inc., a Delaware corporation (“Ascena” or the “Company”), and its consolidated subsidiaries, ANN INC., referred to as “ANN”, Tween Brands, Inc., referred to as “Justice”, Lane Bryant, Inc., referred to as “Lane Bryant”, Maurices Incorporated, referred to as “maurices”, The Dress Barn, Inc., referred to as “dressbarn”, and Catherines Stores Corporation, referred to as “Catherines”.

GENERAL

The enclosed proxy is solicited by the board of directors (the “Board”) of Ascena for use at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3:00 p.m. local time, on Thursday, December 7, 2017 at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430, and any and all adjournments or postponements thereof. This proxy statement and form of proxy, along with our Annual Report on Form 10-K for the fiscal year ended July 29, 2017, are being made available to our stockholders on or about October 26, 2017. The proxy statement and proxy card are being made available to you because our records indicate that you owned shares of our common stock on October 10, 2017, the record date for the Annual Meeting.

Our Board is soliciting your proxy to be used at the Annual Meeting. When you sign the proxy card, you appoint two of our directors, Randy L. Pearce and Katie J. Bayne, as your representatives at the Annual Meeting. One or both of these individuals, or a substitute if necessary, will vote your shares at the Annual Meeting as you have instructed them on the proxy card. If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote in favor of the three nominees for director (Proposal One), in favor of Proposals Two, Three and Five, for once every one year with respect to the frequency of say-on-pay proposal (Proposal Four), and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign and return your proxy card in advance of the Annual Meeting as your plans may change.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 7, 2017

The Securities and Exchange Commission (the “SEC”) adopted rules that allow us to change the way we make our proxy statement and other Annual Meeting materials available to you. On or about October 26, 2017, we will begin mailing a notice, called the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), to our stockholders advising them that our proxy statement, Annual Report on Form 10-K and voting instructions can be accessed via the Internet at https://proxyvote.com. You may then access these materials and vote your shares over the Internet or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice of Internet Availability. This allows us to conserve natural resources and reduces the cost of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner via the Internet. Copies of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended July 29, 2017 are also available online at https://proxyvote.com.

Ascena Retail Group, Inc.	1	2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

When and where will the Annual Meeting take place?

The Annual Meeting will be held on Thursday, December 7, 2017, at 3:00 p.m., at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430.

What is the purpose of the Annual Meeting?

At our Annual Meeting, holders of our common stock will be asked to vote on the following proposals:

(1)	election of three directors to serve on the Board for three-year terms and until their successors are duly elected and qualified (Proposal One);

(2)	to approve the Ascena Retail Group, Inc. Employee Stock Purchase Plan (Amended and Restated Effective as of January 1, 2018) (Proposal Two);

(3)	to consider the approval, by non-binding advisory vote, of the compensation paid to our named executive officers during fiscal 2017 (commonly known as a “say-on-pay” proposal) (Proposal Three);

(4)	to recommend, by non-binding advisory vote, the frequency of future advisory votes on the compensation paid to our named executive officers (commonly known as a “frequency of say-on-pay” proposal) (Proposal Four);

(5)	ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending August 4, 2018 (Proposal Five); and

(6)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the Board’s voting recommendations?

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINATED DIRECTORS, FOR THE APPROVAL OF THE ASCENA RETAIL GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN (AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2018), FOR THE SAY-ON-PAY PROPOSAL, FOR EVERY ONE YEAR WITH RESPECT TO THE FREQUENCY OF SAY-ON-PAY PROPOSAL AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Unless you give other instructions on your proxy card, the persons referred to as proxy holders on the proxy card will vote in accordance with the recommendations of the Board or, with respect to any other matter that may be presented at the Annual Meeting for which no recommendation is given, in their own discretion.

Could other matters be decided at the Annual Meeting?

Our by-laws require prior notification of a stockholder’s intent to request a vote on other matters at the Annual Meeting. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the Annual Meeting. However, if any other business is properly presented at the Annual Meeting, your vote by proxy gives authority to Randy L. Pearce and Katie J. Bayne, the persons referred to as proxy holders on the proxy card (or a substitute, if necessary), to vote your shares on such matters at their discretion.

Who is entitled to attend the Annual Meeting?

All stockholders who owned our common stock at the close of business on October 10, 2017 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof. Registration begins at 2:45 p.m. on the date of the Annual Meeting. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you must obtain a signed and properly executed proxy from your broker, bank or other nominee to vote your shares held in street name at the Annual Meeting, and such proxy, together with a broker statement evidencing your ownership, must be presented at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Subject to the foregoing, all stockholders who owned our common stock at the close of business on the Record Date are entitled to attend and vote at the Annual Meeting or at any adjournments or postponements thereof.

Ascena Retail Group, Inc.	2	2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

How many votes do I have?

You have one vote for each share of our common stock that you owned on the Record Date.

How many votes must be present to hold the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Once a share of the Company’s common stock is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the Annual Meeting and for any adjournment of the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have the necessary voting power for that proposal and has not received instructions from the beneficial owner. In order for us to determine that enough votes will be present to hold the Annual Meeting, we urge you to vote in advance by proxy even if you plan to attend the Annual Meeting.

Assuming a quorum is present, how many votes will be required to approve each proposal?

•	A majority of the votes cast at the Annual Meeting will elect the three nominees to serve as directors. A “majority of the votes cast” means that the number of shares voted “FOR” a nominee for director exceeds the number of votes cast “AGAINST” such nominee;

•	The proposal to approve the Ascena Retail Group, Inc. Employee Stock Purchase Plan (Amended and Restated Effective as of January 1, 2018) will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast in opposition to the proposal;

•	The say-on-pay proposal will be approved, by non-binding advisory vote, if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal;

•	The frequency of say-on-pay proposal will be determined, by non-binding advisory vote, based upon the alternative receiving the greatest number of votes cast; and

•	The proposal to ratify the appointment of the Independent Registered Public Accounting Firm will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast in opposition to the proposal.

A note about broker non-votes: Under NYSE rules, brokers are not permitted to vote uninstructed shares for non-routine matters, which include director elections and executive compensation matters. As a result, if your shares are held by a brokerage firm for you as beneficial owner and you do not instruct your broker how to vote your shares on Proposal One (election of directors), Proposal Two (approval of the Ascena Retail Group, Inc. Employee Stock Purchase Plan (Amended and Restated Effective as of January 1, 2018)), Proposal Three (the say-on-pay proposal) or Proposal Four (the frequency of say-on-pay proposal), your brokerage firm cannot vote them for you. Please make sure that you provide instructions to your broker regarding Proposals One, Two, Three and Four. The ratification of the appointment of independent accountants is a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on Proposal Five may vote on that matter in their discretion.

What is the effect of a “broker non-vote” or abstention on the proposals to be voted on at the Annual Meeting?

Abstentions and broker non-votes will be considered as present for quorum purposes, but will have no impact on the vote on any of the proposals.

How many votes may be cast by all stockholders?

A total of 196,007,504 votes may be cast at the Annual Meeting, consisting of one vote for each share of our common stock outstanding on the Record Date.

How do I vote?

You can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy you may do so via the Internet or by telephone, or by requesting a printed copy of the proxy materials, and signing and returning the proxy card enclosed therein. Each of these procedures is explained below. Even if you plan to attend the Annual Meeting, the Board recommends that you vote by proxy so your shares of common stock will be voted as directed by you if you are unable to attend the Annual Meeting.

Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. By following the procedures for voting via the Internet or by telephone, or by requesting a printed copy of the proxy materials and signing

Ascena Retail Group, Inc.	3	2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

and returning the proxy card enclosed therein, you will enable Mr. Pearce and/or Ms. Bayne, each of whom is named on the proxy card as a “proxy holder,” to vote your shares at the Annual Meeting in the manner indicated. If you sign and return your proxy card, but do not specify how you want your shares to be voted, they will be voted, in accordance with the Board’s recommendation, “FOR” the three director nominees named in Proposal One, in favor of Proposals Two, Three and Five, for every one year with respect to Proposal Four, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy holders named in your proxy card.

Voting via the Internet

You can vote your shares via the Internet by following the instructions in the Notice of Internet Availability or by accessing www.proxyvote.com and following the instructions contained on that website. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote via the Internet, you do not need to mail a proxy card.

Voting by Telephone

You can vote your shares by telephone by calling the number provided on the voting website (www.proxyvote.com) and on the proxy card. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote via the telephone, you do not need to mail a proxy card.

Voting by Mail

You can vote by mail by requesting that a printed copy of the proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card.

May I change or revoke my vote after I submit my proxy?

Yes. To change your vote previously submitted by proxy, you may:

•	Cast a new vote by mailing a new proxy card with a later date or by voting via the Internet or telephone on a later date; or

•	If you hold shares in your name, attend the Annual Meeting and vote in person.

If you wish to revoke rather than change your vote, written revocation must be received by our Corporate Secretary prior to the Annual Meeting.

What if I participate in the Company’s 401(k) Savings Plan?

If you are a participant in the Company’s 401(k) Savings Plan (the “401(k) plan”) and own shares of the Company’s common stock in your 401(k) plan account as of the Record Date, you will receive, with respect to the number of shares held for your account under the 401(k) plan as of the Record Date, a proxy card that will serve as a voting instruction to the trustee of the 401(k) plan with respect to shares held for your account. Unless the proxy card is signed and returned, shares held in your account under the 401(k) plan will not be voted.

How can I attend the Annual Meeting?

Stockholders as of the close of business on the Record Date may attend the Annual Meeting. You may obtain directions to the location of the Annual Meeting by contacting Ascena’s Investor Relations Department at (551) 777-6895 or via email at asc-ascenainvestorrelations@ascenaretail.com.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned and no new record date is set, your proxy will remain valid and may be voted when the Annual Meeting is convened or reconvened. You may change or revoke your proxy until it is voted.

Will your independent registered public accounting firm participate in the Annual Meeting?

Yes. Our independent registered public accounting firm is Deloitte & Touche LLP. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and make any statements he or she deem necessary and to respond to appropriate stockholder questions.

Are members of the Board required to attend the Annual Meeting?

Directors are encouraged, but not required, to attend the Annual Meeting. All of the Company’s then current directors attended the 2016 Annual Meeting of Stockholders.

Ascena Retail Group, Inc.	4	2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote and all Annual Meeting expenses. None of our directors, officers or employees will be specially compensated for these activities. We reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock, but we will not pay any compensation for their services.

Why did I receive more than one Notice of Internet Availability?

You may receive multiple Notices of Internet Availability if you hold your shares of our common stock in multiple accounts (such as through a brokerage account and an employee benefit plan, such as the 401(k) plan). To ensure all your shares are represented at the Annual Meeting, please vote your shares as instructed in each Notice of Internet Availability you receive.

If your household is receiving multiple Notices of Internet Availability and you wish to request delivery of a single copy or wish to enroll in electronic (email) delivery of the proxy materials, you may send a written request to Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations or via email at asc-ascenainvestorrelations@ascenaretail.com.

How do I obtain a separate Notice of Internet Availability if I share an address with other stockholders?

In order to reduce printing and postage costs, only one Notice of Internet Availability is being delivered to multiple stockholders sharing an address unless we received contrary instructions from one or more of the stockholders sharing that address. If your household has received only one Notice of Internet Availability, we will promptly deliver an additional Notice of Internet Availability to any stockholder (as of the Record Date) who sends a written request to: Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations or via email at asc-ascenainvestorrelations@ascenaretail.com. If you wish to receive a separate Notice of Internet Availability in the future, you can notify us by mailing a written request to the address above by calling our Investor Relations Department at (551) 777-6895 or via email at asc-ascenainvestorrelations@ascenaretail.com.

Can I view these proxy materials electronically?

Yes. You may access the proxy statement and our annual report at https://proxyvote.com. In addition to the fiscal 2017 proxy statement and Annual Report on Form 10-K, you can view all of our other filings with the SEC on our website at the “for investors” page at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

How can I receive copies of the Company’s year-end SEC filings?

We will furnish without charge to any stockholder who requests, in writing, a copy of our Annual Report on Form 10-K, including financial statements and related schedules, for the fiscal year ended July 29, 2017, as filed with the SEC. Any such request should be directed to Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations or via email at asc-ascenainvestorrelations@ascenaretail.com.

How do stockholders submit proposals for the Company’s 2018 Annual Meeting of Stockholders?

Proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders and desired to be included in our proxy statement for that meeting must be received by our Corporate Secretary, c/o Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, by no later than June 28, 2018 in order to be included in such proxy statement. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals. Generally, if written notice of any stockholder proposal intended to be presented at the 2018 Annual Meeting of Stockholders, and not included in our proxy statement for that meeting, is not delivered to the Corporate Secretary at the above address by June 28, 2018, or if such notice does not contain the information required by Section 7 of Article II of our by-laws, the chair of the meeting may declare that such stockholder proposal be disregarded.

Can I see a list of stockholders entitled to vote at the Annual Meeting?

A complete list of the stockholders entitled to vote at the Annual Meeting is available for inspection at the principal office of the Company upon written request to the Company by a stockholder, and at all times during the Annual Meeting at the place of the Annual Meeting.

Ascena Retail Group, Inc.	5	2017 Proxy Statement

PROPOSAL ONE — ELECTION OF DIRECTORS

Our Second Amended and Restated Certificate of Incorporation, as amended, provides for a classified Board divided into three classes, each with a staggered three-year term of office and each class of directors as nearly equal in number as possible. At the Annual Meeting, three directors are to be elected for three-year terms. On the recommendation of the Leadership and Corporate Governance Committee, the Board has nominated David Jaffe, Kate Buggeln and Carl Rubin, current directors whose terms of office expire at the Annual Meeting, for election for three-year terms expiring at the 2020 Annual Meeting of Stockholders. Each nominee has indicated that he/she will serve if elected. We do not anticipate that any Board nominee will be unable or unwilling to stand for election, but should any such nominee be unavailable for election for any reason, your proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee. On October 19, 2016, Mr. Elliot S. Jaffe notified the Company of his intention not to stand for re-election at the 2016 Annual Meeting of Stockholders. On June 8, 2017, the Board increased the size of the Board to ten directors pursuant to the Company’s by-laws, and appointed Marc Lasry and Stacey Rauch to fill the vacancy created by such increase and the existing vacancy on the Board, each as members of the class of directors whose term of office expires at the Company’s 2019 Annual Meeting of Stockholders.

The charts below provide summary information about the composition of our Board, followed by the biographies of the director nominees and our current Board members. Please see the section below entitled “Questions and Answers About our Board and Corporate Governance Matters” for additional information about our Board and the committees of the Board.

BOARD COMPOSITION (as of October 26, 2017)

Gender Diversity:

Given that the Company’s unique portfolio of fashion brands is dedicated to helping women and girls put their most confident selves forward every day, we are honored that half of our Board is comprised of women. According to the Board Refreshment Trends at S&P 1500 Firms report published by Institutional Shareholder Services (“ISS”), in January 2017, just a tiny fraction (one half of one percent) of S&P 1500 companies had gender parity on their boards in 2015, and the available 2016 data suggested that the prevalence of S&P 1500 firms with half the board comprising female directors had increased to only 0.8 percent.

Board Refreshment:

The Leadership and Corporate Governance Committee and the Board also believe that it is important for the Board to be “refreshed” by adding new directors with fresh perspectives from time to time. In that regard, since 2015 we have added seven new directors, resulting in an average director tenure of five years, with an average director age of 58.

Ascena Retail Group, Inc.	6	2017 Proxy Statement

PROPOSAL ONE — ELECTION OF DIRECTORS

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.

Information about Director Nominees:

Following is information regarding the director nominees and the other continuing directors.

Name of Director Nominee and Age	Director Since
David Jaffe, 58	2001
Kate Buggeln, 56	2004
Carl Rubin, 58	2015

DAVID JAFFE
Age: 58 Director Since: 2001

Background:

DAVID JAFFE serves as a director (since 2001), as our Chief Executive Officer (since 2002) and as Chairman of the Board (since 2016). Previously, he was President from 2002-2017, and Vice Chairman and Chief Operating Officer since 2001. Mr. Jaffe joined our Company in 1992 as Vice President, Business Development and became Senior Vice President in 1995, Executive Vice President in 1996 and Vice Chairman in 2001. He is the son of Elliot S. and Roslyn S. Jaffe. Elliot S. Jaffe is the former Non-Executive Chairman of the Board, a co-founder and currently serves as Chairman Emeritus. Roslyn S. Jaffe is a co-founder, Secretary and Director Emeritus for Life. David Jaffe is the brother of Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, a significant holder of the Company’s stock. Mr. Jaffe is also a member of the Board of Directors of The National Retail Federation.

Qualifications: The Board selected Mr. Jaffe to serve as a director based on his extensive retail and financial background.

KATE BUGGELN
Age: 56 Director Since: 2004 Committees: Audit Leadership and Corporate Governance (chair)

Background:

KATE BUGGELN is a retail and brand consultant and a Senior Advisor with Irving Place Capital, L.P. Currently, Ms. Buggeln serves as a member of the board for publicly traded Five Below, Inc. She also is on the boards of Noble Biomaterials, Scoop Holdings (parent company of cabi) and the nonprofit Bpeace. Previously, Ms. Buggeln was Senior Vice President, Strategic Planning and Business Development at Coach, Inc., where she created and led strategies to enter new markets and new categories. Ms. Buggeln also spent many years as a retail consultant at LakeWest Group Ltd. and Coopers & Lybrand LLP, where she advised retail companies on business strategy, operations, e-commerce and supply chain. In addition, Ms. Buggeln served on the board of directors of each of The Vitamin Shoppe, Stuart Weitzman and Timberland Company.

Qualifications: The Board selected Ms. Buggeln to serve as a director based on her strong background in strategic planning, marketing and new business development.

Ascena Retail Group, Inc.	7	2017 Proxy Statement

PROPOSAL ONE — ELECTION OF DIRECTORS

CARL “CHUCK” RUBIN
Age: 58 Director Since: 2015 Committees: Audit Compensation (chair)

Background:

CARL “CHUCK” RUBIN currently serves as Chief Executive Officer and Chairman of the Board of The Michaels Companies, Inc. He joined Michaels in 2013 as its Chief Executive Officer and was appointed as Chairman of the Board in 2015. Prior to joining Michaels, from 2010 to 2013, Mr. Rubin was President and Chief Executive Officer of Ulta Salon, Cosmetics & Fragrances, Inc. Mr. Rubin held roles of increasing responsibility at Office Depot, serving as President beginning in 2006. Mr. Rubin spent six years in senior leadership roles, including Partner, at Accenture Consulting where he advised clients and led engagements across retail formats and ecommerce business. Prior to joining Accenture Consulting, Mr. Rubin held various management positions in the specialty retail and department store industries. Mr. Rubin was a member of the Executive Committee of the Board of Directors of The National Retail Federation from 2007 to 2010.

Qualifications:

The Board selected Mr. Rubin to serve as a director based on his extensive managerial and operational knowledge of the retail industry and his experience as a board member of a publicly held specialty retailer.

Directors with Terms Expiring in 2018

Name of Director and Age	Director Since
Steven L. Kirshenbaum, 65	2015
Randy L. Pearce, 62	2005
Linda Yaccarino, 54	2016

STEVEN L. KIRSHENBAUM
Age: 65 Director Since: 2015

Background:

STEVEN L. KIRSHENBAUM is a senior partner in the Corporate Department of Proskauer Rose LLP, an international law firm with headquarters in New York City. Mr. Kirshenbaum has served as a member of Proskauer’s Executive Committee, a Chair of the firm’s Corporate Department and managing partner of Proskauer’s Paris Office. He has in-depth experience in general corporate, transactional, governance and securities practice areas, representing domestic and foreign companies.

Qualifications:

The Board selected Mr. Kirshenbaum to serve as a director based on his knowledge of the Company, and extensive experience in mergers and acquisitions, securities compliance and corporate governance, each of which strengthens the Board’s collective qualifications, skills and experience.

RANDY L. PEARCE
Age: 62 Director Since: 2005 Committees: Audit (chair) Compensation

Background:

RANDY L. PEARCE was from February 2011 until his retirement on June 30, 2012, President of Regis Corporation, an owner, operator and franchisor of hair and retail product salons. From 1998 until February 2011, Mr. Pearce served as Senior Executive Vice President, Chief Financial and Administrative Officer of Regis Corporation, and held various executive positions at Regis Corporation since 1985.

Qualifications:

The Board selected Mr. Pearce to serve as a director based on his extensive financial background in auditing and in internal controls over financial reporting of large publicly held retail companies. On March 4, 2015, Mr. Pearce was appointed to serve as the Company’s Lead Independent Director.

Ascena Retail Group, Inc.	8	2017 Proxy Statement

PROPOSAL ONE — ELECTION OF DIRECTORS

LINDA YACCARINO
Age: 54 Director Since: 2016 Committees: Leadership and Corporate Governance Compensation

Background:

LINDA YACCARINO is Chairman, Advertising, Sales and Client Partnerships for NBCUniversal, Inc. In this role she oversees all advertising sales and market strategy for the company’s entire portfolio of premium video content, including broadcast, cable and digital. Prior to joining NBCUniversal in 2011, she held roles of increasing responsibility from 1996 to 2011 at Turner Broadcast System, Inc., serving as Executive Vice President and Chief Operating Officer, Turner Entertainment Advertising, Sales and Marketing, and Acquisitions beginning in 2009. Prior to joining Turner, Ms. Yaccarino held various management positions at several media sales outlets.

Qualifications: The Board selected Ms. Yaccarino to serve as a director based on her extensive digital knowledge, multiplatform consumer engagement and transformation experience.

Directors with Terms Expiring in 2019

Name of Director Nominee and Age	Director Since
Katie J. Bayne, 51	2015
Kay Krill, 62	2015
Marc Lasry, 58	2017
Stacey Rauch, 59	2017

KATIE J. BAYNE
Age: 51 Director Since: 2015 Committees: Leadership and Corporate Governance

Background:

KATIE J. BAYNE serves as Senior Vice President at The Coca-Cola Company. Ms. Bayne joined Coca-Cola in 1989, and held positions of increasing responsibility focused on consumer and commercial strategy/ marketing in the US and Australia. From 2007-2010, she was Chief Marketing Officer, North America. From 2010 to 2015, she was President of Sparkling Beverages, and then President and GM, North America Brands (2013-2015). Ms. Bayne brings extensive strategic marketing and brand management experience to the Company. Throughout her career in leadership roles at Coca-Cola, Ms. Bayne acquired vast managerial and operational knowledge of the retail industry, both domestically and internationally. Currently, Ms. Bayne is a member of the Board of Trustees of the Lovett School and a member of the Board of Visitors for Duke University Fuqua School of Business. In addition, Ms. Bayne served on the board of directors of each of ANN (until its acquisition by the Company in August 2015) and Beazer Homes USA Inc. Ms. Bayne also served as a Trustee of the American Film Institute, and as a Board Member of the Atlanta Women’s Foundation and the Atlanta Children’s Museum.

Qualifications: The Board selected Ms. Bayne to serve as a director based on her strong background in consumer strategy, retail marketing and consumer marketing.

Ascena Retail Group, Inc.	9	2017 Proxy Statement

PROPOSAL ONE — ELECTION OF DIRECTORS

KAY KRILL
Age: 62 Director Since: 2015

Background:

KAY KRILL served as Chief Executive Officer of ANN, which was acquired by the Company on August 21, 2015, from 2005 through October 31, 2015, and as President of ANN from 2004 through October 31, 2015. Ms. Krill also served as a member of the Board of Directors of ANN from 2004 until the date that it was acquired by the Company. From 2001 to 2004, Ms. Krill served as President of ANN’s LOFT Division. From 1998 to 2001, Ms. Krill was Executive Vice President, Merchandise and Design of ANN’s LOFT Division. From 1996 to 1998, Ms. Krill served as Senior Vice President, General Merchandise Manager of ANN’s LOFT Division and, from 1994 to 1996, she was Vice President of Merchandising for Ann Taylor. Prior to joining ANN, Ms. Krill held various management positions at several retailers including The Talbots, Inc. and Hartmarx Corporation.

Qualifications:

The Board selected Ms. Krill to serve as a director based on her experience as the chief executive officer and board member of a specialty retailer, and her extensive experience in the apparel industry.

MARC LASRY
Age: 58 Director Since: 2017 Committees: Compensation

Background:

MARC LASRY re-joined our Board in June 2017, having previously served as a member of the Board from February 2004 until October 2006. Since 1995, Mr. Lasry has served as Chairman, Chief Executive Officer and Co-Founder of Avenue Capital Group, a global investment firm that focuses on private and public debt, equity and real estate markets in the U.S., Europe and Asia. Prior to founding Avenue Capital Group, Mr. Lasry co-founded Amroc Investments, LLC in association with the Robert M. Bass Group and managed capital for Amroc Investments, L.P. (predecessor to Amroc Investments, LLC), a distressed debt investment firm. Prior to that, Mr. Lasry was Co-Director of the Bankruptcy and Corporate Reorganization Department at Cowen & Company. Mr. Lasry also served as Director of the Private Debt Department at Smith Vasiliou Management Company. Mr. Lasry clerked for the Honorable Edward Ryan, former Chief Bankruptcy Judge of the Southern District of New York. Mr. Lasry is currently a member of the Council on Foreign Relations, and also serves on the board of directors of Boulevard Acquisition Corp. II and AgroFresh Solutions, Inc. He has served on the boards of advisors or directors of both for-profit and not-for-profit public and private companies, including the Mount Sinai School of Medicine, 92nd Street Y, the Clinton Global Initiative and the Global Endowment Management.

Qualifications: The Board selected Mr. Lasry to serve as a director based on his extensive capital allocation and investment experience with public and private companies.

Ascena Retail Group, Inc.	10	2017 Proxy Statement

PROPOSAL ONE — ELECTION OF DIRECTORS

STACEY RAUCH
Age: 59 Director Since: 2017 Committees: Audit

Background:

STACEY RAUCH has served as the non-executive Chairman of the board of directors of Fiesta Restaurant Group, Inc. since February 2017, as a director of Fiesta Restaurant Group since 2012, Chair of Fiesta Restaurant Group’s Corporate Governance & Nominating Committee, and as a member of its Compensation Committee. Ms. Rauch is a Director (Senior Partner) Emeritus of McKinsey & Company, from which she retired in September 2010. Ms. Rauch was a leader in McKinsey’s Retail and Consumer Goods Practices, served as the head of the North American Retail and Apparel Practice, and acted as the Global Retail Practice Convener. A 24-year veteran of McKinsey, Ms. Rauch led engagements for a wide range of retailers, apparel wholesalers and consumer goods manufacturers in the U.S. and internationally. Her areas of expertise include strategy, organization, marketing, merchandising, omnichannel management, global expansion and retail store operations. Ms. Rauch was a co-founder of McKinsey’s New Jersey office, and was the first woman at McKinsey appointed as an industry practice leader. Prior to joining McKinsey, Ms. Rauch spent five years in product management for the General Foods Corporation. Ms. Rauch is also a non-executive director of Land Securities Group, PLC, the UK’s largest commercial property company, where she sits on its Audit and Nomination Committees. Previously, Ms. Rauch served on the board of directors of CEB, Inc., a leading member-based advisory company, ANN (which was acquired by the Company in August 2015), and Tops Holding Corporation, the parent company of Tops Markets LLC, a U.S. grocery retailer.

Qualifications: The Board selected Ms. Rauch to serve as a director based on her extensive background in business strategy, marketing, merchandising and operations in the retail industry.

Compensation and Stock Incentive Committee Interlocks and Insider Participation

During fiscal 2017, Carl Rubin, Randy L. Pearce and Linda Yaccarino served as members of our Compensation Committee. No member of the Compensation and Stock Incentive Committee (referred to as our “Compensation Committee”) was an officer or employee of the Company during fiscal 2017 or was formerly an officer or employee of the Company. No executive officer of the Company served during fiscal 2017 as a director or member of a compensation committee of any entity at which any of its executive officers served on the Board or the Compensation Committee of the Company. Marc Lasry became a member of the Compensation Committee in early fiscal 2018.

Ascena Retail Group, Inc.	11	2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR BOARD AND CORPORATE GOVERNANCE MATTERS

What is the makeup of the Board and how often are members elected?

Our Board currently has ten members, divided into three classes, each with a staggered three-year term of office. Three directors, David Jaffe, Kate Buggeln and Carl Rubin, whose terms are expiring as of the date of the Annual Meeting, shall stand for election this year. The Company’s Co-Founder, Mr. Elliot S. Jaffe, retired as Non-Executive Chairman of the Board, member of the Board and as an officer of the Company at the end of our 2016 Annual Meeting of Stockholders held on December 8, 2016.

How often did the Board meet in fiscal 2017?

The Board met four times during fiscal 2017 and otherwise accomplished its business through the work of the committees described below. During fiscal 2017, each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during his or her tenure.

Do the non-management directors meet in regularly scheduled executive sessions?

Yes. The non-management members of our Board meet in regularly scheduled executive sessions without any members of management present.

Does the Company have any formal policies or requirements concerning Board Leadership?

We do not have a formal policy regarding the separation of our Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”) positions. Following Elliot S. Jaffe’s retirement as Non-Executive Chairman, member of the Board and as an officer of the Company, on December 8, 2016 the Board announced the appointment of David Jaffe, our Chief Executive Officer, as Chairman. We believe this leadership structure benefits our Company, as a combined Chairman/CEO role helps provide strong, unified leadership for our management team and Board.

The Company also believes that strong, independent Board leadership is a critical aspect of effective corporate governance. Accordingly, in March 2015, the Board appointed Mr. Pearce to serve as the Company’s Lead Independent Director. As specified in our Corporate Governance Guidelines, the responsibilities of the Lead Independent Director are as follows:

•	consult with the Chairman as to an appropriate schedule of Board meetings;

•	consult with the Chairman regarding and approve the information, agenda and schedules of the meetings of the Board;

•	call meetings of the independent directors, as appropriate;

•	serve as chairman of the executive sessions of the independent directors;

•	serve as liaison between the independent directors and the Chairman and between the independent directors and senior management;

•	ensure that independent directors have adequate opportunities to meet and discuss issues in sessions of the independent directors without management present;

•	chair the meetings of the Board when the Chairman is not present;

•	recommend to the Board the retention of advisors and consultants who report directly to the Board; and

•	respond to questions and comments from major stockholders that are directed to the Lead Independent Director or to the independent directors as a group, with such consultation with the Chairman and other directors, as may be appropriate.

We believe that a single leader serving as Chairman and Chief Executive Officer, together with a Lead Independent Director, is the best governance model for our Company and our stockholders at this time.

How does the Board determine which directors are independent?

Our Board determines whether an individual director satisfies all of the independence standards of the SEC and the NASDAQ Global Select Market, as such standards may be amended from time to time, and also that the director has no material relationship with us (either directly or as a partner, stockholder or officer of any entity) that would be inconsistent with a finding of independence.

Ascena Retail Group, Inc.	12	2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR BOARD AND CORPORATE GOVERNANCE MATTERS

Which directors have been designated as independent?

The Board affirmatively determined that Katie J. Bayne, Kate Buggeln, Marc Lasry, Randy L. Pearce, Stacey Rauch, Carl Rubin and Linda Yaccarino are “independent,” as defined under Rule 5605(a)(2) of The NASDAQ Stock Market.

What are the standing committees of the Board?

Our Board has three standing committees: the Audit Committee, the Leadership and Corporate Governance Committee (formerly known as the Nominating and Corporate Governance Committee) and the Compensation and Stock Incentive Committee (referred to as our “Compensation Committee”).

Who are the current members of the standing committees?

	Audit Committee	Leadership and Corporate Governance Committee	Compensation Committee

Katie J. Bayne

Kate Buggeln

David Jaffe

Steven L. Kirshenbaum

Kay Krill

Marc Lasry

Randy L. Pearce L

Stacey Rauch

Carl Rubin

Linda Yaccarino

Chairperson	Member	Financial Expert	L Lead Independent Director

Are all of the members of the standing committees independent?

Yes. The Board has determined that the members of each of the standing committees are independent pursuant to applicable SEC and NASDAQ Stock Market rules.

Do all of the standing committees operate under a written charter?

Yes. The charters of each of the standing committees are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

What are the functions of the standing committees?

Audit Committee

It is the responsibility of the Audit Committee to assist the Board in its oversight of our financial accounting and reporting practices. The duties of the Audit Committee include: (i) monitoring our financial reporting process and system of internal controls; (ii) selecting our independent registered public accounting firm; (iii) monitoring the independence and performance of our independent registered public accounting firm and internal auditing function; and (iv) providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions and the Board. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to our independent registered public accounting firm as well as our internal auditors. The Audit Committee has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Audit Committee also prepared the Audit Committee Report for inclusion in the proxy statement. See “Audit Committee Report.” The Board has determined that all members of the Audit Committee are “independent,” as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of The NASDAQ Stock Market and meet the “financial sophistication” requirement within the meanings of The NASDAQ Stock Market rules, and has also determined that Mr. Pearce qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

Ascena Retail Group, Inc.	13	2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR BOARD AND CORPORATE GOVERNANCE MATTERS

Leadership and Corporate Governance Committee

The function of the Leadership and Corporate Governance Committee is to assist the Board by (i) identifying qualified individuals to become Board members, and recommending for selection by the Board the director nominees to stand for election at the next annual meeting of the Company’s stockholders, (ii) recommending the composition of the Board and its committees, (iii) reviewing and recommending changes to the Board, as may be required, with respect to the Company’s Corporate Governance Guidelines and the corporate governance policies and practices of the Company, (iv) leading the Board in its annual review of the Board’s performance, (v) reviewing the succession planning recommendations for certain of the Company’s senior officers, and (vi) advising the Board regarding diversity and inclusion matters.

The responsibilities and duties of the Leadership and Corporate Governance Committee also include advising the Board with respect to the charters, structure and operations of the various committees of the Board and qualifications for membership thereon, including any independence standards for committee membership. The Leadership and Corporate Governance Committee also makes recommendations to the Board regarding which directors should serve on the various committees of the Board.

The Leadership and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Leadership and Corporate Governance Committee through current directors, members of management, stockholders or other persons. From time to time, the Leadership and Corporate Governance Committee may also engage a search firm to assist in identifying potential Board candidates, although no such firm was used to identify any of the director nominees proposed for election at the Annual Meeting. Once the Leadership and Corporate Governance Committee has identified a prospective nominee, the Leadership and Corporate Governance Committee evaluates the prospective nominee against the standards and qualifications set out in the Leadership and Corporate Governance Committee’s charter and the Company’s Corporate Governance Guidelines, including the individual’s potential contributions in providing advice and guidance to the Board and management. The Leadership and Corporate Governance Committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. The Leadership and Corporate Governance Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate. In considering director nominees to stand for election or to fill any vacancy, the Leadership and Corporate Governance Committee and the Board take into account, in addition to such other factors as they deem relevant, such factors as the desirability of selecting directors who are accomplished in their respective fields, with superior credentials and reputation, are believed to have (i) relevant expertise and experience upon the basis of which such person could offer advice and guidance to management and (ii) sufficient time available to devote to the affairs of the Company, are believed to be able to work with the other members of the Board, are believed to be able to represent the long-term interests of the Company’s stockholders as a whole, and are selected with a view to the Board being diverse and representing a range of backgrounds and experience. The Leadership and Corporate Governance Committee and the Board also consider all applicable legal and regulatory requirements, as well as any requirements under the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and by-laws that govern the composition of the Board as from time to time in effect.

The Board, with the advice and recommendation of the Leadership and Corporate Governance Committee, determines the total number of directors and selects nominees with a view to maintaining a Board that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, culture and geography. The Board and Leadership and Corporate Governance Committee assess the effectiveness of the Company’s diversity policies by reviewing the nominees for director to determine if such nominees satisfy the Company’s then-current needs.

The Board, the Leadership and Corporate Governance Committee and the Company are committed to diversity and inclusion and recognize the benefits diversity and inclusion can contribute to achieving the Company’s goals. Accordingly, the Leadership and Corporate Governance Committee is responsible for advising the Board regarding diversity and inclusion matters in an effort to promote, foster and nurture a diverse and inclusive workforce, culture and provision of services at the Company.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, a copy of which is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations” menu. The Leadership and Corporate Governance Committee assists the Board in carrying out the Corporate Governance Guidelines, monitors the compliance by the Board and its committees with the Corporate Governance Guidelines, and, from time to time as it deems appropriate, reviews and reassesses the adequacy of the Corporate Governance Guidelines and recommends any proposed revisions to the Corporate Governance Guidelines to the Board for approval. The Corporate Governance Guidelines address topics such as (i) Board size, (ii) Board meetings and agendas, (iii) committees, (iv) Board leadership structure, (v) lead independent director, (vi) executive sessions of independent directors, (vii) director qualifications and attributes, (viii) director

Ascena Retail Group, Inc.	14	2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR BOARD AND CORPORATE GOVERNANCE MATTERS

independence, (ix) director selection, (x) majority approval vote in uncontested director elections, (xi) director orientation, (xii) director access to officers and employees, (xiii) director responsibilities, (xiv) changes in directors’ principal occupation, position or responsibility, (xv) outside directorships, (xvi) stockholder communications with the Board, (xvii) consideration of director candidates nominated by stockholders, (xviii) director compensation, (xix) restrictions on hedging and pledging transactions, (xx) annual evaluation of the Company’s chief executive officer and succession planning, and (xxi) annual evaluation of the Board.

Compensation Committee

The function of the Compensation Committee is to assist the Board by: (i) evaluating and determining all matters relating to the compensation (including base salary, incentive compensation and equity-based awards) of our Chairman and CEO, our other executive officers (including the named executive officers) and certain other key executives and employees; (ii) administering and functioning as the committee that is authorized to grant stock options, restricted stock and/or restricted stock units (“RSUs”) and other equity-based and incentive awards to executive officers and such other key executives and employees as the Compensation Committee shall determine under our stock and cash incentive plans, including the 2016 Omnibus Incentive Plan, amended and restated effective December 10, 2015 (formerly known as the 2010 Stock Incentive Plan) (the “Omnibus Incentive Plan”) and as the committee authorized to grant awards under other incentive plans applicable to the executive officers of the Company as in effect from time to time; and (iii) reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Compensation Committee’s consideration.

The Compensation Committee has sole authority to retain and obtain the advice of compensation consultants, outside legal counsel and other advisers, each referred to herein as an “Adviser,” to assist it with the execution of its duties and responsibilities. The Compensation Committee has the authority to set the compensation and other terms and conditions and oversee the work of the Advisers, to receive appropriate funding from the Company for the payment of compensation to the Advisers and to terminate the services of an Adviser. In selecting Advisers, the Committee will take into account factors it considers appropriate or as may be required by law, regulation or under the NASDAQ listing standards.

Since 2010, Radford Consulting, a separate business unit of Aon Consulting and a separate division of Aon Hewitt Corporation (“Radford”), an independent compensation consultant, has met regularly with the Compensation Committee and provides it with advice regarding the design and implementation of our executive compensation program. Radford’s support during fiscal 2017 included a number of topics, including pay levels and design as well as our ongoing alignment with our compensation philosophy. Management did not specifically recommend Radford, and Radford and its affiliates do not provide any services other than executive compensation consulting services to the Company. The Compensation Committee has determined that Radford does not have any conflict of interest in its dealings with the Compensation Committee (or the Company). The Compensation Committee made this determination, in part, by reviewing and considering the factors set out by the applicable SEC rules and NASDAQ listing standards addressing compensation advisor conflicts of interest.

In providing its services to the Compensation Committee, with the Compensation Committee’s knowledge, Radford contacted the Company’s management from time to time to obtain data and other information from the Company and worked together with management and its advisor in the development of proposals and alternatives for the Compensation Committee to review and consider.

The Compensation Committee intends to regularly evaluate the nature and scope of the services provided by Radford. In order to ensure that Radford is independent, Radford is only engaged by, takes direction from, and reports to the Compensation Committee and, accordingly, only the Compensation Committee has the right to terminate or replace Radford at any time.

Management has retained Korn Ferry Hay Group, Inc. (“Hay Group”) as their compensation consultant. Hay Group and its affiliates do not provide services other than compensation consulting services to the Company. Hay Group participated in Compensation Committee meetings throughout fiscal 2017 to provide retail executive compensation knowledge and expertise and participated in discussions regarding executive compensation, the peer group selection process and executive compensation trends, among other activities. The Compensation Committee has determined that Hay Group does not have any conflict of interest in its dealings with management, the Compensation Committee or the Company. This determination was made, in part, by reviewing and considering the factors set out by the applicable SEC rules and NASDAQ listing standards addressing compensation advisor conflicts of interest.

How many times did each standing committee meet in fiscal 2017?

During fiscal 2017, the Audit Committee met nine times, the Compensation Committee met eight times and the Leadership and Corporate Governance Committee met four times.

Ascena Retail Group, Inc.	15	2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR BOARD AND CORPORATE GOVERNANCE MATTERS

What is the Board’s role in the risk oversight process?

It is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to the Company. The Board exercises its oversight of the Company’s risks through regular reports to the Board from David Jaffe, in his role as Chairman and CEO, and other members of senior management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies. The Board also administers its risk oversight function through its Audit and Compensation Committees.

The Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control those risks. Members of senior management with responsibility for oversight of particular risks report to the Audit Committee periodically throughout the year. The Company’s chief internal audit executive annually prepares a comprehensive risk assessment report which identifies the material business risks (including strategic, operational, financial reporting and compliance risks) for the Company as a whole, as well as for each business unit, and identifies the controls that address and mitigate those risks. The chief internal audit executive reviews that report with the Audit Committee each year. The Audit Committee reports to the full Board annually, or more frequently as required, on its review of the Company’s risk management.

The Compensation Committee establishes our executive compensation programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan. In most cases, each component of our performance-based compensation program is subject to a limit on the cash paid or the number of shares delivered. We believe that our compensation programs reflect a balance of short-term, long-term, guaranteed and performance-based compensation in order not to encourage excessive risk-taking. A significant portion of our compensation program includes performance-based compensation with multi-year performance targets and vesting. We believe that this helps to ensure that our NEOs and other employees focus on the health of our business and the success of broad performance metrics that will deliver stockholder value over time and discourages excess risk-taking by our NEOs and other employees. The Compensation Committee also evaluates on a regular basis our overall mix of equity-based incentive awards relative to cash-based incentive awards to align our executive’s incentives with stockholder interests and long-term value.

How does the Board evaluate director candidates recommended by stockholders?

The Leadership and Corporate Governance Committee does not evaluate stockholder nominees differently than any other nominee. Pursuant to policies set forth in our Leadership and Corporate Governance Committee Charter and Corporate Governance Guidelines, our Leadership and Corporate Governance Committee will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely for the 2018 Annual Meeting, the notice must be received within the time frame discussed above under the heading “How do stockholders submit proposals for the Company’s 2018 Annual Meeting of Stockholders?” To be in proper form, the notice must, among other things, include each nominee’s written consent to be named as a nominee and to serve as a director if elected, the number of shares held of record and beneficially owned by the nominee, and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act.

Ascena Retail Group, Inc.	16	2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR BOARD AND CORPORATE GOVERNANCE MATTERS

How are directors compensated?

Cash Compensation

For fiscal 2017, we paid our non-employee Board members as follows:

Fee
An annual fee	$80,000
Annual fees to each committee member (excluding committee chairs) are as follows:
Audit Committee	$15,000
Compensation Committee	$12,500
Leadership and Corporate Governance Committee	$10,000
Annual fees to the committee chairs and lead independent director are as follows:
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Leadership and Corporate Governance Committee Chair	$15,000
Lead Independent Director	$30,000

The Board, in consultation with the Company’s compensation consultant, analyzes the Company’s Board compensation in comparison to its peer group, and determines on an annual basis whether to adjust Board compensation.

Equity Compensation

The Company generally makes equity grants of restricted stock units (“RSUs”) on an annual cycle in September, which vest on the one-year anniversary of the grant date. The following RSU grants were made to our non-employee directors in fiscal 2017:

Director	Number of Restricted Stock Units Granted[1]
Katie Bayne	16,010
Kate Buggeln	16,010
Elliot Jaffe	16,010
Steven Kirshenbaum	28,353
Katherine Krill	16,010
Marc Lasry	17,857
Randy Pearce	16,010
Stacey Rauch	17,857
Carl Rubin	28,353
Linda Yaccarino	12,859

(1)	In addition to the annual grant of 16,010 RSUs made in September 2016, both Messrs. Kirshenbaum and Rubin received a second grant of RSUs in December 2016 in recognition of their service as directors in fiscal 2016. Neither Mr. Kirshenbaum nor Mr. Rubin received RSUs during fiscal 2016. The RSUs granted to Mr. Lasry and Ms. Rauch were awarded in June 2017 in connection with their appointment to the Board at that time. The RSUs to Ms. Yaccarino were granted in December 2016 in connection with her October 2016 appointment to the Board. All of these RSUs vest one year from the grant date.

Ascena Retail Group, Inc.	17	2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR BOARD AND CORPORATE GOVERNANCE MATTERS

David Jaffe, our Chairman and CEO, does not receive any additional cash or equity compensation for his service as a director. Compensation paid to Mr. Jaffe for his service as an executive officer during fiscal 2017 is reflected in the Summary Compensation Table in the Compensation and Discussion Analysis.

For fiscal 2017, total compensation for our non-employee Board members was in line with our target total compensation objective to be within or about the 62nd percentile of the peer group utilized in determining the compensation of our named executive officers. The peer group is identified under “Peer Group” in the Compensation Discussion and Analysis.

Ascena Retail Group, Inc.	18	2017 Proxy Statement

FISCAL 2017 DIRECTOR COMPENSATION TABLE

The following table provides each element of non-employee director compensation for fiscal 2017.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	All Other Compensation ($)		Total ($)
Katie Bayne	90,000	94,619	—		184,619
Kate Buggeln	110,000	94,619	—		204,619
Elliot Jaffe(2)	—	94,619	377,956	(3)	472,575
Steven Kirshenbaum	80,000	194,721	—		274,721
Kay Krill	80,000	94,619	—		174,619
Marc Lasry(4)	—	32,410	—		32,410
Randy L. Pearce	147,500	94,619	—		242,119
Stacey Rauch(5)	—	32,410	—		32,410
Carl Rubin	111,250	194,721	—		305,971
Linda Yaccarino(6)	75,426	104,286	—		179,712

(1)	Reflects the aggregate grant date fair value of RSU awards calculated in accordance with ASC Topic 718. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in Note 17 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 29, 2017.

(2)	Mr. Jaffe retired as Non-Executive Chairman of the Board, member of the Board and as an officer of the Company at the end of our 2016 Annual Meeting of Stockholders held on December 8, 2016.

(3)	Mr. Jaffe’s other compensation is comprised of base salary of $187,855, Company match to his Supplemental Executive Retirement Plan of $10,934 and payments for supplemental retirement benefits of $179,167.

(4)	Mr. Lasry joined the Board effective June 8, 2017.

(5)	Ms. Rauch joined the Board effective June 8, 2017.

(6)	Ms. Yaccarino joined the Board effective October 11, 2016.

As of July 29, 2017, the aggregate number of RSUs and stock options held by each non-employee director was:

Name	Number of RSUs	Number of Options
Katie Bayne	24,482	—
Kate Buggeln	24,239	70,002
Elliot Jaffe	0
Steven Kirshenbaum	28,353	—
Kay Krill	24,482	—
Marc Lasry	17,857	—
Randy L. Pearce	24,239	70,000
Stacey Rauch	17,857	—
Carl Rubin	28,353	—
Linda Yaccarino	12,859	—

Are directors and executive officers required to own a minimum amount of the Company shares of common stock?

Our Board believes it is important that our non-employee directors and executive officers have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of our stockholders. In fiscal 2012, pursuant to the recommendation of the

Ascena Retail Group, Inc.	19	2017 Proxy Statement

FISCAL 2017 DIRECTOR COMPENSATION TABLE

Compensation Committee, the Board adopted stock ownership guidelines for our CEO and non-employee directors (the “Ownership Guidelines”). In June 2016, the Ownership Guidelines were amended and restated to, among other things, expand the group of persons subject to the Ownership Guidelines to include all members of our leadership team, including each of the Company’s executive officers (other than Elliot S. Jaffe, who retired effective at the end of the 2016 Annual Meeting of Stockholders) and presidents of each of the Company’s brands. The Ownership Guidelines with respect to our CEO became effective in September 2011, with respect to our non-employee directors, became effective on December 7, 2011, and with respect to all such other members of Company leadership, became effective on June 2, 2016. See “Executive Compensation — Compensation Discussion and Analysis — Stock Ownership Guidelines for Executive Officers” below for a discussion of the Ownership Guidelines as amended and restated, with regard to our CEO and all such other members of Company leadership.

Under the Ownership Guidelines, non-employee directors are required to hold (determined annually as of the last day of the prior fiscal year) three times their annual cash retainer (currently $80,000 per annum, for a total of $240,000).

The Ownership Guidelines authorize a transition period for non-employee directors to achieve the three-time ownership level of five years from the later of December 7, 2011 and the date the director commences service on our Board. Ownership includes: (i) shares of our stock acquired on the open market or purchased through the exercise of stock options or settlement of any other type of equity award (such as restricted stock, RSUs, deferred stock or a deferred stock unit); (ii) vested equity awards (other than stock options or stock appreciation awards); (iii) vested shares of our stock allocated under any tax-qualified plan (although non-employee directors may not participate in the 401(k) plans, if a director previously was an employee and participated in the plan, such shares would count as “owned”); and (iv) unvested RSUs (but excluding unvested performance-based equity awards). Shares held individually or jointly or by a “family member” (as defined in the securities laws which would include certain trusts, family partnerships and foundations) would count as “owned” by the non-employee director. Stock option awards do not count towards the stock ownership requirement. The Ownership Guidelines, as amended and restated, are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

Does the Company maintain Indemnification Agreements with the members of the Board and Executive Officers?

Yes, the Company has entered into indemnification agreements (collectively, the “Indemnification Agreements”) with each of the members of the Board. Ascena also entered into Indemnification Agreements with Brian Lynch, President and Chief Operating Officer (“COO”), Robb Giammatteo, Executive Vice President and Chief Financial Officer (“CFO”), John Pershing, Executive Vice President, Chief Human Resources Officer (“CHRO”), and Duane D. Holloway, Executive Vice President, General Counsel and Assistant Secretary. The Indemnification Agreements supplement the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and by-laws and Delaware law in providing certain indemnification rights to these individuals. The Indemnification Agreements provide, among other things, that we will indemnify these individuals to the fullest extent permitted by Delaware law and to any greater extent that Delaware law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the Indemnification Agreements, by reason of the fact that such individuals are or were our directors or officers, subject to certain exclusions and procedures set forth in the Indemnification Agreements.

Do you have a written Code of Ethics?

Yes, our “Code of Ethics for Senior Financial Officers” is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.” This code complies with the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. If we amend or waive a provision of our “Code of Ethics for Senior Financial Officers” that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, we will post such information at this location on our website. A copy of the code of ethics will be provided to any stockholder upon request.

Do you have a Whistleblower Policy?

Yes, as required by the Sarbanes-Oxley Act of 2002, we have established a confidential hotline for employees to call with any information regarding concerns about accounting or auditing matters. All calls are referred to the Chair of the Audit Committee. Our “Whistleblower Policy” is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

Ascena Retail Group, Inc.	20	2017 Proxy Statement

FISCAL 2017 DIRECTOR COMPENSATION TABLE

How can I communicate with members of the Board?

You may contact any member of the Board by writing to our Board at:

Ascena’s Board of Directors

c/o Chair of the Audit Committee

Ascena Retail Group, Inc.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

To the extent reasonably practical under the circumstances, all such communications are treated confidentially and you can remain anonymous when communicating your concerns.

When does your fiscal year end?

Historically, our fiscal years have ended on the last Saturday in July. However, commencing with our 2018 fiscal year (i.e., the fiscal year commencing on July 30, 2017), such fiscal year will end on August 4, 2018 when the Company conforms its fiscal period end to the calendar of the National Retail Federation. References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year ends. For example, the fiscal year ended July 29, 2017 is referred to as “fiscal 2017” and the fiscal year ended August 4, 2018 is referred to as “fiscal 2018.”

Ascena Retail Group, Inc.	21	2017 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

This Compensation Discussion and Analysis describes the compensation philosophy, objectives, policies and practices with respect to our named executive officers (the “NEOs”). The NEOs for fiscal 2017 are comprised of our principal executive officer, principal financial officer and three other most highly compensated officers for fiscal year 2017 as follows:

David Jaffe, Chairman and Chief Executive Officer (“CEO”)

Robb Giammatteo, EVP and Chief Financial Officer (“CFO”)

Brian Lynch, President and Chief Operating Officer (“COO”)

John Pershing, EVP and Chief Human Resources Officer (“CHRO”)

Duane D. Holloway, EVP, General Counsel and Assistant Secretary

On August 1, 2017 and effective for fiscal 2018, the Company announced changes to its leadership structure which included the expansion of the role of Brian Lynch as the Company’s President and COO, and the promotion of Gary Muto to a newly created role of President and Chief Executive Officer of ascena Brands. In connection with these changes, David Jaffe continued in his role as the Company’s Chairman and CEO, but is no longer serving as President.

Ascena Retail Group, Inc.	22	2017 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Fiscal 2017 Company Performance and Transformation Initiatives

Fiscal 2017 represented another challenging year for the retail industry. We, along with many of our peers, were impacted by continuing high levels of competition as well as lower store traffic. Key operating results in fiscal 2017 included:

•	Net sales decreased by 5%; and

•	Operating loss was $1.3 billion compared to operating income of $93.8 million for fiscal 2016, with the loss primarily due to the impairment of goodwill and other intangible assets.

Despite these challenges during the year, we believe we made great strides in setting the stage for future success through the launch in October 2016 of our “Change for Growth” initiative, a transformation program with the objective of supporting sustainable long-term growth and increasing stockholder value. In connection with the program, we:

•	Refined our operating model by creating the Premium Fashion, Value Fashion, Plus Fashion and Kids Fashion operating segments and streamlining our executive organization structure;

•	Further consolidated certain support functions into our ascena brand services group;

•	Began outsourcing certain transaction processing functions to an independent third-party managed service provider; and

•	Conducted a review of our stores in an effort to optimize our fleet and increase the overall profitability of our locations.

From these activities, we realized savings of approximately $65 million during fiscal 2017 and expect to realize a total of $250-$300 million in cost savings through fiscal 2020.

Also during fiscal 2017, we spent approximately $258 million in capital expenditures, which included both routine spending in connection with ongoing investments in our retail store network, construction and renovation of our existing fleet of retail stores as well as spending for non-routine capital investments to enhance our technology and supply chain infrastructure (including our distribution and fulfillment centers).

In fiscal 2017, we continued to invest in initiatives that support our omni-channel strategies. We completed the transition of all brands onto our new ecommerce/omni-channel platform. Additionally, the Company’s new distribution center in Riverside, California commenced West Coast brick-and-mortar distributions this past spring. The Company’s distribution centers in Etna, Ohio and Riverside, California, and its fulfillment center in Greencastle, Indiana, are expected to enhance our fulfillment capability and distribution efficiency.

We believe that ongoing challenges in the retail industry environment underscore the importance for the Company to continue to execute against these strategic initiatives, and our executive team is committed to the ongoing success of our business transformation.

Key Fiscal 2017 Executive Compensation Outcomes

We believe the executive compensation-related decisions made during the year and the outcomes of our programs highlight our ongoing focus on driving pay-for-performance and aligning our executives’ interests with those of our stockholders, and are reflective of the challenging year we experienced. In fiscal 2017:

•	Our CEO, CFO, and CHRO did not receive increases to their base salaries. Increases were provided to our General Counsel and COO in recognition of increased responsibility through the year and to maintain alignment with our compensation philosophy;

•	As a result of Operating Income performance that did not achieve threshold levels established by the Compensation Committee, none of our NEOs received payouts under our seasonal incentive compensation program;

•	In recognition of their substantial effort and leadership through the year and the importance of retention and motivation with respect to achieving our Change for Growth initiatives, the Compensation Committee approved fiscal 2017 discretionary bonus payouts for our CFO, CHRO, and General Counsel (but excluding our CEO and President and COO), which equaled 27% of their respective annual bonus target opportunity;

•	The Compensation Committee applied negative discretion to formulaically calculated payouts under our performance-based long-term incentive program, resulting in zero value being distributed for the vesting of these units;

Ascena Retail Group, Inc.	23	2017 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

•	NEOs were granted long-term incentive opportunities in fiscal 2017 in the form of:

•	Performance-based LTIP which will vest after 3 years based on our Net Income and relative Total Stockholder Return performance (60% weighted)

•	Time-vesting stock options which vest over a 3-year period (20% weighted)

•	Time-vesting RSUs which vest over a 3-year period (20% weighted)

•	To increase the alignment of our executives with the goals of the Change for Growth program, a “transformation bonus” opportunity was introduced for our NEOs (excluding the CEO) which provides long-term compensation opportunity if our cost reduction targets are achieved through fiscal 2021.

COMPENSATION PROGRAM OBJECTIVES AND PHILOSOPHY

The overall objective of our executive compensation program is to attract and retain highly skilled, performance-oriented executives and to motivate them to achieve outstanding results through appropriate incentives. We focus on the following core principles in structuring an effective compensation program that meets our stated objectives:

PRINCIPLE	IMPACT
Provide market-competitive opportunities to attract and retain key talent

✓    Provide our organization with the necessary tools to attract and retain the best talent by offering total compensation that is competitive with that offered by similarly-situated companies with which we compete for executive talent

✓   We target salary compensation for our senior management positions for the Company and our brands at approximately the 62nd percentile of the national retail market to allow us to aggressively court and retain talent

Encourage and reward performance at the individual, brand and corporate levels

✓    Balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities; cash incentive bonus for shorter-term returns linked to semi-annual Company performance; and long-term incentive awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company

✓    Ensure that a significant portion of the total compensation for our executives is “at risk” based on Company performance

Align executives’ interests with those of stockholders

✓    Provide stock-related components that are dependent on the performance of our stock price over a period of several years

✓    Provide performance-based long-term incentives that promote retention and a longer-term performance focus

With respect to the total direct compensation paid to our NEOs, the Compensation Committee, with the recommendations and advice of its independent compensation consultant, Radford, utilizes and reviews data from peer companies and survey data for the purposes of benchmarking key positions within the organization, prepared by Hay Group, Mercer and Equilar. Although we consider industry-based compensation studies and data in order to obtain a general understanding of current compensation practices, a substantial part of the Compensation Committee’s work and compensation decisions have been based on internal discussions and conclusions regarding what compensation levels would produce a competitive compensation package while also providing the requisite performance incentives to drive Company financial and strategic performance.

Ascena Retail Group, Inc.	24	2017 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

KEY FEATURES OF THE EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee reviews on an ongoing basis our executive compensation and benefits programs to evaluate whether these programs support the Company’s compensation philosophy and objectives and serve the interests of our stockholders. The Company’s practices include the following, each of which the Compensation Committee believes reinforces our executive compensation philosophy and objectives:

What We Do:

 ✓   Linkage Between Performance Measures and Long-Term Growth — Our executive compensation program is designed to attract and retain talent with an emphasis on pay-for-performance and creating long-term growth.

 ✓   Performance-Based Long-Term Incentive Awards — For the three-year period beginning in fiscal 2017, metrics for performance-based long-term incentive (“LTIP”) awards are tied to net income (50%) and total shareholder return (“TSR”) relative to a select index of retailers (50%). These actions are intended to further align senior management compensation with stockholder returns.

✓ Market Comparison of Executive Compensation Against a Relevant Peer Group — The Compensation Committee annually reviews benchmarking data provided by consulting partners and Company management.

 ✓   “Double Trigger” Vesting in the Event of a Change in Control — In the event of a change in control, cash severance benefits are predominantly payable or vest upon a “double trigger” for our executive officers (i.e., upon an involuntary termination that occurs within 2 years following a change in control), and there are no “walk rights” following a change in control (i.e., the ability for executives to receive change in control-related payments without the loss of their job or substantial diminution of job duties).

✓ Independent Compensation Consultant — The Compensation Committee retains its own compensation consultant to review and advise on the Company’s executive compensation program and practices.
✓ Maximum Payout Caps for Executive Officer Incentive Compensation Programs — Payouts under our short-term and long-term incentive compensation vehicles are capped at 200% of target.

 ✓   Share Ownership Guidelines — Our Chief Executive Officer is required to hold 6x his base salary, and our other executive officers and brand presidents are required to hold 1x their base salaries, each to be achieved within five years of the adoption of the guidelines or, if later, promotion or hire.

✓ Hedging/Pledging Policy — None of our executive officers or non-employee directors are permitted to engage in hedging or pledging transactions with respect to our stock.

What We Don’t Do:
☒ No Guaranteed Salary Increases or Guaranteed Bonuses
☒ No Change in Control or Perquisite Tax Gross-Ups
☒ No Employment Agreements (except with our CEO, which agreement terminated in August 2017)
☒ No Significant Executive Perquisites
☒ No Excessive Severance Benefits
☒ No Service-Based Defined Benefit Pension Plan or Other Similar Benefits
☒ No Repricing of Underwater Stock Options Without Stockholder Approval
☒ No Executive Officer is Entitled to Termination Bonus in Excess of Market Standard

Ascena Retail Group, Inc.	25	2017 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

KEY ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to attract and retain quality leaders with an emphasis on pay-for-performance and creating long-term sustainable and profitable growth. Our compensation program includes significant performance-based elements and is designed to ensure that our NEOs have a significant portion of their total compensation “at risk” based on Company performance. We believe this feature creates a meaningful incentive for outstanding performance and serves as an effective retention tool. Our annual executive compensation program generally consists of the following elements:

Element	Purpose

Base salary	Provide a fixed component of pay that is aligned with our compensation philosophy and intended to attract and retain executives with the necessary skills and experience to execute on our strategic priorities.

Semi-annual cash incentive bonuses	Provide a bonus opportunity linked to our seasonal Operating Income performance to drive executives’ focus on our ongoing financial success.

Stock options and restricted stock units	Create an ownership culture among employees, provide an incentive to contribute to the continued growth and development of our business and align the interests of executives with stockholders over a long-term period.

LTIP (Long-Term Incentive Plan)	Focus our executives on the long-term goals and strategic initiatives of the organization and align the interests of executives with stockholders over a long-term period.

FISCAL 2017 PAY MIX & PERFORMANCE FOCUS

The following features of our compensation program for executive officers underscore our performance-based compensation philosophy:

✓	100% of annual incentive compensation (“IC”) under our fiscal 2017 Annual Incentive Plan was tied to performance against pre-established, specific, measurable operating income goals.

✓	60% of the fiscal 2017 long-term incentive grant was in the form of a three-year performance award with payout contingent on achieving pre-established net income and relative total stockholder return goals.

✓	Our time-based restricted stock units and nonqualified stock option awards together comprise 40% of the fiscal 2017 LTI grant, the realizable value of which are tied to share price.

✓	Approximately 89% of our CEO’s total target compensation was tied to the achievement of corporate performance objectives and share price performance.

We allocate compensation between short-term and long-term components and between cash and equity in order to maximize executive performance and retention. Long-term compensation and equity awards comprise an increasingly larger proportion of total compensation for our executives as position level increases based on our belief that these elements of compensation more closely align management’s interests with our financial performance and with our stockholders’ interests.

Ascena Retail Group, Inc.	26	2017 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

For fiscal year 2017, the targeted mix of base salary, annual cash incentive bonuses, and long-term incentives for our Chairman and CEO and other NEOs as a group (on average) was:

OPPORTUNITY FOR STOCKHOLDER FEEDBACK

On an annual basis the compensation of our NEOs, as disclosed in our annual proxy statement, is submitted to our stockholders for a non-binding advisory vote (commonly known as a “say-on-pay” proposal). In response to a significant decline in stockholder support for our say-on-pay vote at our 2015 annual meeting, we initiated significant stockholder outreach in order to obtain input from our stockholders regarding the Company’s executive compensation program. During fiscal 2016, we reached out to stockholders representing approximately 56 million shares or nearly 29% of our outstanding shares (consisting of our 11 largest stockholders that voted against our fiscal 2015 executive compensation program) to request meetings to discuss our executive compensation practices and any other topics of interest. In connection with our outreach efforts, we received positive responses from, and held one-on-one conversations with stockholders representing approximately 42 million shares or approximately 55% of our outstanding shares, including our six largest stockholders that voted against our fiscal 2015 executive compensation program. The purpose of these discussions, which included meetings between these stockholders, our CFO and our Lead Independent Director (who is also a member of the Compensation Committee), was to gain insight and perspective on our executive compensation programs and policies as disclosed in our proxy statement for our 2015 Annual Meeting.

During these discussions, the Company shared actions that were being taken by our Compensation Committee in response to stockholders concerns, as well as additional compensation practices that the Company had recently adopted. Each of those actions, described below, including those we implemented with respect to fiscal 2017 was well received by the investors. Overall, we had meaningful discussions and received valuable feedback, as well as appreciation of our outreach efforts, and acknowledgment of our responsiveness. As a result of the changes made to our compensation practices and stockholder engagement, our 2016 say-on-pay proposal was overwhelmingly supported by stockholders with a favorable vote of over 98% of votes cast. The Compensation Committee considered the result of this advisory vote to be an endorsement of our fiscal 2016 compensation program, policies, practices and philosophy for our NEOs. Our Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making compensation decisions for our NEOs.

Changes We Made in Response to Stockholder Feedback
✓	Expanded Disclosure of Performance Metrics in Proxy Statement
✓	Included TSR metric in our LTIP Awards
✓	Adopted a Clawback Policy for Section 16 Officers
✓	Expanded Stock Ownership Guidelines to Cover all Company Leadership
✓	Committed to Ongoing Stockholder Outreach & Engagement

We believe we have addressed many of the topics raised by our stockholders and will continue to solicit feedback to assist in ongoing evaluations of our compensation and governance practices. The Compensation Committee carefully considers feedback from our stockholders regarding

Ascena Retail Group, Inc.	27	2017 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

executive compensation matters. Stockholders are invited to express their views or concerns directly to the Compensation Committee or the Board in the manner described above under “How can I communicate with members of the Board”.

FREQUENCY OF SAY-ON-PAY VOTE

Consistent with the preference expressed by our stockholders at the 2011 Annual Meeting of Stockholders in our frequency of say-on-pay vote, we currently hold our say-on-pay vote on an annual basis. Our frequency of say-on-pay vote will take place for our stockholders at this year’s 2017 Annual Meeting of Stockholders. Our Board recommends that our stockholders vote that frequency of say-on-pay votes be held every year. See Proposal Four — Frequency of Ascena’s Say-On-Pay Votes on page 63.

DETERMINATION OF COMPENSATION

When reviewing and evaluating our executive compensation for fiscal year 2017, we relied on the significant experience of our Compensation Committee in establishing compensation across many companies in multiple industries, the input of our Chairman and CEO (except with regard to his own compensation) and the independent consultant retained solely by the Compensation Committee. The following is an overview of the roles of the various participants in our executive compensation process:

PARTICIPANTS	ROLE IN THE EXECUTIVE COMPENSATION PROCESS
Compensation Committee

•    Our Compensation Committee reviews and approves salaries and other compensation of all senior executives of the Company (including the NEOs).

•    Our Compensation Committee also administers the Omnibus Incentive Plan, and establishes and reviews the achievement of performance goals and other matters relating to the Company’s annual, semi-annual and long-term bonus and incentive plans for senior executives (including the NEOs).

Executive Officers

•    Mr. David Jaffe, our Chairman and CEO, annually reviews the performance of each NEO with the Compensation Committee and makes recommendations with respect to each key element of executive compensation for each NEO (excluding himself), as well as other senior executives at the Company.

•    The Chief Financial Officer and Chief Human Resources Officer also prepare and submit information during the course of the year for the consideration of the Compensation Committee, including information relevant to annual, semi-annual and long-term performance measures, proposed financial targets, proposed recommendations for salary increases and proposed equity award allocations.

Bonus Review Committee

•    The Company and brand financial goals under the Omnibus Incentive Plan (which was amended in December 2015 to incorporate the Amended and Restated Executive 162(m) Bonus Plan) are developed by the applicable Bonus Review Committee, which then presents the goals to the Compensation Committee for review and approval.

•    For fiscal 2017, our Chairman and CEO, our CFO, and our CHRO, served as the Bonus Review Committee.

Compensation Consultants

•    The Compensation Committee engages an independent compensation consultant, Radford, to provide advice regarding our executive compensation program.

•    For more information about the Compensation Committee’s engagement of Radford, please see the section above entitled “Questions and Answers About our Board and Corporate Governance Matters — What are the Functions of the Standing Committees — Compensation Committee.”

PEER GROUP

Each year, the Compensation Committee reviews and confirms the appropriateness of our peer group. The purpose of the peer group is to benchmark and review all forms of total direct compensation for our NEOs. Our guiding principles for selecting and evaluating peer groups include:

•	The peer group should predominantly be comprised of multi-divisional apparel retail companies with annual revenues generally between one-half and two times those of the Company,

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

•	The peer group serves as a reference point when making pay decisions and evaluating performance, particularly for the CEO and the CFO, and

•	The peer group should be examined annually to test its validity and appropriateness given any changes to the company’s size, business direction, or strategic vision.

The Company uses the proxy peer group for:

•	Executive compensation benchmarking,

•	Director compensation benchmarking, and

•	Incentive design review and consideration of governance factors relative to the market

The following companies served as our peer group for fiscal 2017:

2017 Peer Group
Abercrombie & Fitch	JC Penney
American Eagle Outfitters	L Brands
Bed Bath & Beyond	Ross Stores
Burlington Coat Factory	Signet Jewelers
Dick’s Sporting Goods	Tailored Brands
Foot Locker	Urban Outfitters
Gap	Williams-Sonoma

This peer group is consistent with the group used in fiscal 2016. Following a review of the group in early fiscal 2018, the Committee approved that no changes to this group be made for the fiscal 2018 peer group.

ESTABLISHING THE COMPENSATION FOR THE CEO

The Compensation Committee sets the compensation of our CEO based on the objectives, philosophy and methodology described throughout this document. Each year, the Compensation Committee makes a determination on CEO compensation in consideration of:

•	Overall Company performance during the year,

•	Mr. Jaffe’s performance during the year and ongoing contributions to the Company’s success, and

•	Competitive pay levels within the Company’s peer group.

For fiscal 2017, Mr. Jaffe’s compensation opportunity was designed to be aligned with our compensation philosophy, with significant weighting on “at risk” compensation elements. The compensation he realized during the year was reflective of the challenges the Company faced and is aligned with our strong pay-for-performance focus. Key elements of his fiscal 2017 compensation include:

•	Base salary was maintained at $1,000,000; he has not received a base salary increase since fiscal 2013,

•	No increases were made to targeted incentive compensation values,

•	Mr. Jaffe did not receive any payouts from our annual incentive compensation program for fiscal 2017 nor did he realize any value from the vesting of performance-based long-term incentives,

•	The majority (60%) of Mr. Jaffe’s fiscal 2017 long-term incentive opportunity was a multi-year, performance-based award tied to net income and total shareholder return goals, and

•	Mr. Jaffe also is not eligible to participate in the Transformation Bonus opportunity introduced during fiscal 2017 for our other NEOs (as further described below).

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

BASE SALARY

The base salaries of our NEOs are an important element of their total compensation packages, and are intended to reflect their respective positions, duties and responsibilities. Each year, the Compensation Committee reviews NEO salaries and approves merit-based increases, if appropriate, based on a number of factors including:

•	The market competitiveness of salaries,

•	The individual performance and potential of each NEO and

•	The overall performance of the organization.

The table below summarizes the annual base salary rates of our NEOs at the end of fiscal years 2016 and 2017. Only Messrs. Lynch and Holloway received compensation increases in fiscal 2017 in recognition of increased responsibility through the year and to maintain alignment with our compensation philosophy. The increase in Mr. Lynch’s salary was also due to his promotion to COO in October 2016.

Named Executive Officer	Title	2016 Base	2017 Base	% Increase
David Jaffe	CEO	1,000,000	1,000,000	0.0%
Robb Giammatteo	CFO	500,000	500,000	0.0%
Brian Lynch	President & COO	892,500	950,000	6.4%
John Pershing	CHRO	551,250	551,250	0.0%
Duane D. Holloway	EVP, General Counsel and Assistant Secretary	400,000	440,000	10.0%

ANNUAL CASH INCENTIVE PROGRAM

The Compensation Committee believes that a substantial percentage of each executive officer’s annual compensation should be tied directly to the financial performance of the Company. Our annual cash incentive program is a critical element of our compensation package, because it is entirely “at-risk” and any earned payouts are solely dependent on Company performance. We structure the Company’s incentive bonus plans to encourage the achievement of seasonal performance that exceeds goals established by the Compensation Committee. The incentive bonus plans help to focus our NEOs on key financial objectives and business drivers, which we believe will support our financial performance, improvement in overall operations and increase in stockholder value.

Key features of the program include:

•	Target annual incentive values are expressed for each NEO as a percent of their salary,

•	100% of payouts for NEOs are tied to Operating Income, which is a financial metric that our Board and Compensation Committee view as one of our key measures of generating stockholder value,

•	The program is a semi-annual plan, with 50% of the target annual incentives tied to Spring Operating Income performance and 50% of the target annual incentives tied to Fall Operating Income performance,

•	The maximum opportunity that may be earned under the program is 200% of target, and

•	Each of our NEOs participated in this program for fiscal 2017.

The seasonal structure allows for mid-year development of performance targets and provides an incentive for our NEOs to focus on meeting goals in the second half of the fiscal year in circumstances when business performance and macro-economic conditions decline or improve relative to our budgeted plan.

The Compensation Committee sets the applicable performance goals for our semi-annual cash incentive bonus programs at the beginning of the fall and spring seasons using challenging performance targets. These goals are based upon the financial plan approved by our Board. Our goal setting process is based on historical operating trends and considers prior fiscal year financial performance as well as various factors impacting our Company.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

We establish the target amount of an NEO’s incentive bonus as a percentage of base salary for the performance period based on the NEO’s position and level within the organization. The seasonal bonus payable is equal to their seasonal target bonus modified based on the assessment of performance (adjusted to reflect extraordinary and other special items, including exclusion of the financial effects of any unbudgeted disposal of a business or acquisition, start-up, new joint venture or disposition of an asset) relative to the pre-determined targeted levels.

As shown in the tables below, for the Fall season, a threshold level of performance would have resulted in a payout equal to 50% of the seasonal incentive targets while in the Spring season a threshold level of performance would have resulted in a payout equal to 25% of the annual incentive targets (for the reasons described below). In both seasons, a maximum level of performance would yield an incentive payout equal to 200% of their target annual incentives, with interpolation between the threshold and target levels and target and maximum levels.

Named Executive Officer	Annual Target Opportunity (as a % of Base Salary)	Annual Maximum Opportunity (as a % of Base Salary)	Portion Allocated to Fall Season 50% of Target)	Portion Allocated to Spring Season (50% of Target)
David Jaffe	150%	300%	75%	75%
Robb Giammatteo	75%	150%	37.5%	37.5%
Brian Lynch	110%	220%	55%	55%
John Pershing	75%	150%	37.5%	37.5%
Duane D. Holloway	75%	150%	37.5%	37.5%

Fiscal 2017 — Fall Performance

Due to a year of rapidly changing customer expectations and an increasingly dynamic and competitive environment, we did not achieve threshold Operating Income (OI) performance levels, and as such no NEO received a payout under the fall season IC plan.

Fiscal 2017- Fall Bonus:	Threshold OI Performance (50% Payout)	Target OI Performance (100% Payout)	Maximum OI Performance (200% Payout)	Actual OI Achieved ($)	% of Target Achieved	Payout (% Target)
Corporate Performance (all NEOs)	154,783	189,101	226,921	88,874	47.0%	0.00%

Fiscal 2017 — Spring Performance

Recognizing the challenges faced in target-setting in the current retail environment, for the Spring IC targets the Compensation Committee approved changing payout at threshold from 50% of target to 25% of target. This change was made to motivate and retain our key executives. The fiscal 2017 spring bonus target shown below represents a modest Operating Income growth over the prior year’s consolidated results.

Similar to the Fall season, we did not achieve threshold performance on the Spring Operating Income targets, resulting in zero payouts for the NEOs:

Fiscal 2017 Spring Bonus:	Threshold OI Performance (25% Payout) ($)	Target OI Performance (100% Payout) ($)	Maximum OI Performance (200% Payout) ($)	Actual OI Achieved ($)	% of Target Achieved	Payout (% Target)
Corporate Performance (all NEOs)	123,700	164,913	197,900	87,025	52.8%	0.00%

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Discretionary Bonus Payment

In order to recognize the performance of the senior leadership team and the criticality of retaining and motivating these executives to achieve the Company’s Change for Growth initiatives, and also given the lack of other annual cash incentive compensation, the Compensation Committee approved certain discretionary bonus payouts for some of the NEOs (excluding the CEO and our President and COO) as follows:

Fiscal 2017 — Bonus Payments:	Fall Operating Income OI Payment ($)	Spring OI Earned Payment ($)	Spring Discretionary Bonus ($)	Total Fiscal 2017 Payments
David Jaffe	$0	$0	$0	$0
Robb Giammatteo	$0	$0	$100,000	$100,000
Brian Lynch	$0	$0	$0	$0
John Pershing	$0	$0	$110,250	$110,250
Duane D. Holloway	$0	$0	$88,000	$88,000

LONG-TERM INCENTIVE COMPENSATION

We endeavor to align executive compensation with the achievement of operational and financial results and increases in stockholder value. As discussed above, our compensation program includes significant performance-based compensation under which performance below threshold levels results in no payout. This design is intended to ensure that, other than their base salary, a significant portion of the total compensation for our executives is “at risk” based on Company performance. However, as described in greater detail below under “Risk Mitigation,” these incentives are designed in a manner that the Compensation Committee believes does not encourage excessive risk taking.

Our executive compensation program for the NEOs features 3 key critical elements with substantial stock-related components:

Reward Vehicle	Key Program Components
Nonqualified Stock Options

•    Time-vested stock options, generally vesting 1/3rd per year

•    Exercise price is equal to the fair market value of our common stock on the grant date (defined as the average of the high and low Company stock prices on the date of grant)

•    Value at exercise depends on stock price appreciation

•    7-year term (for options granted on or after December 11, 2012)

Restricted Stock Units	• Time-vested restricted stock units, generally vesting 1/3rd per year • Value at vesting depends on stock price
Performance-Based Long-Term Incentive Plan

•    Share-settled performance-based units with a three-year performance cycle

•    Payout value contingent on the attainment of predetermined performance goals which, for awards granted in fiscal 2017, reflected Net Income and relative TSR

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EQUITY AWARDS UNDER THE COMPANY’S OMNIBUS INCENTIVE PLAN

NEOs generally receive annual grants of equity awards under our Omnibus Incentive Plan as set forth below. In fiscal 2017, restricted stock unit awards and stock options each comprised 20% of the total long-term incentive grant value, with the remaining 60% made in performance-based LTIP.

The Compensation Committee generally determines each participant grant in accordance with pre-established grant guidelines (which are primarily based on level of responsibility with the Company or respective brand). Our Chairman and CEO may exercise discretion in his recommendations to the Compensation Committee for grants of long term incentives for all executives (excluding himself) based on individual performance. All grants are made by the Compensation Committee.

The Compensation Committee has a practice of not granting any stock options until at least one business day after the Company has issued its quarterly and/or annual earnings release, as well as the public release of any other pending material non-public information.

If an employee ceases to be an employee of the Company for any reason (other than for Cause, as defined under the Omnibus Incentive Plan) and the employee has achieved the Total Years Test (as described in further detail below) as of his or her last day of employment, then all of such employee’s unvested stock options will continue to vest and remain exercisable after the date of termination through the one year anniversary of the vesting date of the last unvested option under the applicable stock option award, but not longer than the original term of each option.

In addition, all of an employee’s unvested restricted stock will become fully vested upon achievement of the “Total Years Test”. Any shares of restricted stock granted to the employee following achievement of the “Total Years Test” will be fully vested upon grant, and the employee’s RSUs will become fully vested upon the employee’s death, disability, termination (other than for cause) or upon a change in control of the Company on or after achievement of the Total Years Test.

The “Total Years Test” means 75 years, based on the sum of (i) the total number of years of employment with the Company or an affiliate, plus (ii) the employee’s age, which will be at least age 60. The Company believes that the Total Years Test encourages retention as our executive officers approach retirement age, while also incentivizing our executive officers to drive stockholder value. As of the end of fiscal 2017, none of our NEOs satisfied the Total Years Test.

The Compensation Committee may also make other equity grants from time to time during the year (“special equity grants”), such as when a new employee is hired, a current employee is promoted or in recognition of special achievement. In fiscal 2017, a special equity grant was made to each of Messrs. Pershing and Lynch. Mr. Pershing received a special equity grant for a value equal to $350,000 with a two-year vesting schedule for retention purposes while Mr. Lynch received special equity grants in fiscal 2017 equal to $121,400 ($20,700 in stock options and $100,700 in RSUs) for his promotion to COO (as discussed below).

Fiscal 2017 Equity Awards Granted

NEO	Stock Options Granted(1)		Restricted Stock Units Granted(2)
David Jaffe	475,427		155,172
Robb Giammatteo	43,396		14,163
Brian Lynch	115,412	[3]	48,217	[3]
John Pershing	47,547		62,932	[4]
Duane D. Holloway	33,208		10,838

[1]	Represents a stock option award made pursuant to the Company’s annual equity grant program, as described above in the Compensation Discussion and Analysis under “Long-Term Incentive Compensation” and “Equity Awards Under the Company’s Omnibus Incentive Plan.” However, see footnotes 3 and 4 below for the special equity grants to Messrs. Lynch and Pershing.

[2]	Represents the number of restricted stock units awarded pursuant to the Company’s annual equity grant program, as described above in the Compensation Discussion and Analysis under “Long-Term Incentive Compensation” and “Equity Awards Under the Company’s Omnibus Incentive Plan.” However, see footnotes 3 and 4 below for the special equity grants to Messrs. Lynch and Pershing.

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[3]	Mr. Lynch received three special equity grants in fiscal 2017 as part of his October 2016 promotion to COO consisting of (i) 7,638 stock options, (ii) 2,681 RSUs, and (iii) 10,363 RSUs. He also received 107,774 stock options and 35,173 RSUs as part of his annual grant. All of these awards have three-year vesting schedules, except for the 10,363 RSU grant, which vest over a two-year period.

[4]	Mr. Pershing received 15,518 RSUs as part of his annual grant cycle with a three-year vesting schedule. In addition, in recognition of his substantial efforts and leadership through the year and for retention purposes, he received a special equity grant of 47,414 RSUs that vest over a two-year period.

PERFORMANCE-BASED LONG-TERM INCENTIVE AWARDS

In fiscal 2017, the Company granted the NEOs performance-based awards in units generally to be settled in fully vested shares of our common stock following the end of the performance period and the Compensation Committee’s certification of the performance goals. Long-Term Incentive Plan (LTIP) performance goals are established annually, and the performance period for each plan generally consists of three consecutive fiscal years. The performance goals consist of financial measures and a relative TSR measure. The LTIPs are intended to give each NEO a substantial incentive to maximize our long-term financial performance.

The following section summarizes LTIP grants made in fiscal 2017 as well as the results of the LTIPs vesting following the conclusion of fiscal 2017. Please see prior years’ proxies for descriptions of other outstanding LTIP grants.

Grants made in Fiscal 2017: 2019 LTIP

Vesting of the 2019 LTIP grants (made in fiscal 2017) is contingent on our achievement of Net Income target (50% weighted) and three-year TSR relative to a broader index of companies in the “Specialty Stores” Global Industry Classification Standard group with market capitalization greater than $500 million (50% weighted). LTIP will vest at 50% of the grant target for performance at threshold, 100% at target performance level, and 200% of target for performance achieving or exceeding maximum level; performance between these levels will be calculated using linear interpolation. If performance targets are achieved, any payouts under the 2019 LTIP will be paid out following the end of fiscal 2019. Subject to achievement of performance conditions, the 2019 LTIP (granted in fiscal 2017) awards will be settled in stock.

Due to the challenges with setting three-year financial goals in this volatile industry, Net Income for the 2019 LTIP was calculated on a one-year basis (fiscal 2017). Based on our performance during the fiscal year, we did not achieve threshold levels under this portion of the 2019 LTIP. However, a partial payout is still achievable if we achieve strong relative TSR over the three-year performance period (fiscal years 2017-2019).

Performance Measure	Performance Range			Performance Achieved
	Threshold	Target	Maximum
Net Income (50% weight)	$118,600,000	$130,500,000	$142,300,000	$42,200,000
Relative TSR (50% weight)	Top 75%	50%	Top 25%	To be calculated following completion of 3-year performance period

The following table details the target value of Performance Stock Units (“PSUs”) awarded under the 2019 LTIP:

NEO	Target Value of Award
David Jaffe	$3,780,000
Robb Giammatteo	$345,000
Brian Lynch	$856,800
John Pershing	$378,000
Duane D. Holloway	$264,000

Grants vesting after Fiscal 2017: FY17 LTIP POA

In connection with our acquisition of ANN in August 2015, we assumed certain obligations under a change of control severance plan to maintain the level of salary and bonus opportunities for ANN employees for not less than two years following the acquisition (which ended August 21,

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2017). To honor our obligations to the ANN employees, and to maintain a uniform LTIP compensation scheme across the Company’s brands, we restructured the LTIP awards outstanding in fiscal 2016 to provide for bonus opportunities consistent with those in place at ANN prior to the acquisition.

Accordingly, in lieu of granting one LTIP with a three-year performance period for fiscal 2016, the Compensation Committee established three performance opportunity awards (“POAs”) under our Long-Term Incentive Programs with a combined value equal to one three-year award. Each plan can be settled in either fully vested shares of common stock or cash (at the Committee’s discretion):

•	a 2016 Cash-Settled Long-Term Incentive Program award was granted having a one-year performance period, with a value equal to one-sixth of an annual award (the “FY16 LTIP POA”);

•	a 2017 Long-Term Incentive Program award was granted having a two-year performance period, consisting of fiscal 2016 and fiscal 2017, with a value equal to two-sixth of an annual award (the “FY17 LTIP POA”); and

•	a 2018 Long-Term Incentive Program award was granted having a three-year performance period consisting of fiscal 2016, fiscal 2017 and fiscal 2018, with a value equal to one-half of an annual award (the “FY18 LTIP POA”).

These three LTIP awards were designed by the Compensation Committee to give each NEO a substantial incentive to maximize our long-term financial performance following the acquisition of ANN and provide the Compensation Committee with the flexibility to determine whether the awards should be settled in either cash or RSUs.

The FY17 LTIP POA was scheduled to vest after the completion of fiscal 2017; the following table details the target value of PSUs awarded under the 2017 LTIP:

NEO	Target Value of Award
David Jaffe	$1,260,000
Robb Giammatteo	$81,428
Brian Lynch	$240,975
John Pershing	$103,359
Duane D. Holloway	$57,000

Payouts for the FY17 LTIP POA were contingent on our achievement on three metrics — EBITDA, Return on Investment (“ROI”), and relative TSR:

•	50% of the target grant value was contingent on the achievement of EBITDA relative to pre-determined performance goals;

•	50% of the target grant value was contingent on the achievement of ROI relative to pre-determined performance goals;

•	Payout for performance between threshold, target, and maximum values on these metrics will be calculated using linear interpolation; and

•	The payout value calculated based on these two metrics was then subject to further adjustment based on the Company’s relative TSR achieved during the performance period; the final payout is determined by multiplying the adjusted dollars by 80% for minimum threshold level, 100% for target achievement level and 120% for maximum achievement level.

Given the many uncertainties in the retail industry, the Compensation Committee set targets it considered challenging but still achievable in an industry where competition for experienced, proven executives is significant. As summarized below, the Company did not achieve threshold EBITDA and was at the threshold level for relative TSR:

Performance Measure	Performance Range			Performance Achieved[2]	Payout as % Target
	Threshold	Target[1]	Maximum
EBITDA[3]	$1,085,000	$1,356,000	$1,628,000	$1,046,000	0%
ROI	35%	40%	50%	59.5%	Eliminated
Relative TSR	Top 75%	26%-75%	Top 25%	Top 75%	80%

[1]	The EBITDA target level of achievement was set based on the sum of: (i) fiscal 2015 actual EBITDA achieved times 110% plus (ii) fiscal 2016 actual EBITDA achieved times 110%.

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[2]	Represents EBITDA achieved over the two-year performance period consisting of fiscal 2016 and fiscal 2017.

[3]	EBITDA targets and achievement level calculated based on legacy Ascena (excluding ANN).

In relation to the ROI goal, the Compensation Committee determined that the formulaic payout calculated was not truly representative of our performance during the relevant period. As a result, the Compensation Committee exercised negative discretion and reduced the payout for the ROI under the F17 LTIP POA to zero for all participants. As a result, no payouts were made for this LTIP grant.

TRANSFORMATION BONUS OPPORTUNITY

In March 2017, the Compensation Committee approved the adoption of a Transformation Bonus Program under the 2016 Omnibus Plan. This program was introduced to enhance the performance of the Company and create long-term stockholder value by motivating key executives to deliver significant cost savings consistent with the Change for Growth program and by encouraging retention of key executives in light of the competitive market for talent. All NEOs are eligible to participant in this program with the exception of our CEO.

Under this program:

•	Executives (other than the CEO) will be eligible to earn bonus awards payable in cash upon the achievement of cost reduction targets (“Realized Savings”) from January 1, 2017 to the end of fiscal 2021,

•	The achievement of Realized Savings will be calculated at the end of fiscal years 2018 through 2021, ensuring a multi-year performance period,

•	Payouts will be calculated based on a multiple of the eligible executive’s base salary in effect on January 1, 2017, which vary by participant from 0.5x to a maximum cumulative multiple of 5.5x over the full performance period,

•	No bonuses will be paid if Realized Savings does not equal $150 million, nor will any incremental bonuses be paid for Realized Savings in excess of $450 million over the entire performance period,

•	The amount payable to a participant in any fiscal year is subject to an annual maximum bonus cap which considers both IC payouts and transformation bonus opportunity, and

•	Payouts in any fiscal year will be reduced by 50% if the Company does not achieve threshold annual Operating Income levels under the IC plan for the relevant fiscal year.

We believe the transformation of our business and realization of significant cost savings are critical to the success of our organization. As such, this one-time opportunity with a multi-year performance period was introduced to ensure our key executive talent is continuously motivated to lead our organization toward success on these endeavors.

EXECUTIVE PERQUISITES

We generally do not offer significant perquisites to our NEOs and they represent a relatively small portion of the NEOs’ total compensation. The cost of perquisites for our NEOs is included in the “All Other Compensation” column of the Summary Compensation Table. The Company offers broad health and welfare programs, which are available to our full-time employees generally.

KEY NEO COMPENSATION PROGRAM CHANGES FOR FISCAL 2018

Recognizing the impact of industry changes and financial performance on our stock price, management proactively recommended — and the Compensation Committee approved — several significant compensation changes for fiscal 2018:

•	No Named Executive Officer received base salary increases for Fiscal 2018 except for Brian Lynch due to his August 2017 promotion from EVP, COO to President and COO,

•	A one-time 30% overall reduction in the NEO long-term incentive grant value for fiscal 2018 (including for the CEO), and

•	The use of only performance-based long-term incentives and stock options for the majority of the NEOs (with approximately 85% of FY17 LTI awards being delivered in the form of long-term incentives). Management and the Compensation Committee believe this strongly aligns management’s compensation with stockholder interests.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

MANAGEMENT OF COMPENSATION-RELATED RISK

Management and the Compensation Committee utilize various procedures to mitigate the probability of our compensation programs resulting in excessive risk-taking:

Risk Assessment — Each year, our compensation consultants conduct a risk-assessment of our incentive programs. The assessment is presented to and reviewed by the Compensation Committee.

•	Our Board has reviewed and considered whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on us. In that regard, we design our programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan.

•	In most cases, each component of our performance-based compensation program is subject to a limit on the cash paid or the number of shares delivered.

•	We believe that our compensation programs reflect a balance of short-term, long-term, guaranteed and performance based compensation in order not to encourage excessive risk-taking.

•	A significant portion of our compensation program includes performance-based compensation with multi-year performance targets and vesting. We believe that this helps to ensure that our NEOs and other employees focus on the health of our business and the success of broad performance metrics that will deliver stockholder value over time and discourages excess risk-taking by our NEOs and other employees.

•	The Compensation Committee also evaluates on a regular basis our overall mix of equity-based incentive awards relative to cash-based incentive awards to align our executive’s incentives with stockholder interests and long-term value.

Clawback Policy — Pursuant to the executive compensation clawback policy approved by the Compensation Committee in fiscal 2016, if the Board determines that any cash or non-cash incentive compensation (excluding time-based stock options) awarded to, or received by, an executive officer was based on any financial results or operating metrics that were misstated, we will seek to recover from the officers such compensation (in whole or in part) as the Board deems appropriate under the circumstances and as permitted by law.

•	If a restatement occurs, the Board will look at the incentive compensation paid or awarded in each fiscal year in the three-year period prior to the date the Company is required to prepare the restatement (any year in such three-year period, a “Look-Back Year”).

•	If the Board determines that incentive compensation has been paid or awarded to a covered person in a Look-Back Year, the Board may, in its sole discretion, regardless of fault, cancel or require repayment of all or a portion of any excess incentive compensation (i.e., the excess of the amount that would have been paid or awarded had such incentive compensation been calculated based on the restatement results).

STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS

Our Board believes it is important that our executive officers and other members of our leadership team have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of our stockholders. In fiscal 2012, pursuant to the recommendation of the Compensation Committee, the Board adopted stock ownership guidelines for our CEO (the “Ownership Guidelines”). In June 2016, the Ownership Guidelines were amended and restated to, among other things, expand the group of persons subject to the guidelines to include all members of our leadership team, including each of the Company’s executive officers and presidents of each of the Company’s brands. The Ownership Guidelines with respect to our CEO became effective in September 2011, and with respect to all other members of our leadership, became effective in June 2016.

NEO	Stock Ownership Guidelines
CEO	6x base salary
All Other NEOs	1x base salary

Our CEO has satisfied the target ownership requirement under the Ownership Guidelines. The other members of our leadership team have five years to satisfy these requirements. Ownership for purposes of the Ownership Guidelines includes: (i) shares of our stock acquired on the open

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market or purchased through the exercise of stock options or settlement of any other type of equity award (such as restricted stock, RSUs, deferred stock or a deferred stock unit); (ii) vested equity awards (other than stock options or stock appreciation awards); (iii) vested shares of our stock allocated under any tax-qualified plan; and (iv) unvested RSUs (but excluding unvested performance-based equity awards). Shares held individually or jointly or by a “family member” (as defined in the securities laws which would include certain trusts, family partnerships and foundations) would count as “owned” by the individual. Stock options awards do not count towards the stock ownership requirement. The Ownership Guidelines are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

PROHIBITION ON HEDGING AND PLEDGING OF COMPANY STOCK

Under our Corporate Governance Guidelines, our directors and executive officers are prohibited from engaging in hedging or monetization transactions with respect to our stock, including through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in our securities. Additionally, our directors and executive officers are prohibited from holding our stock in a margin account or otherwise pledging our stock as collateral for a loan.

TAX DEDUCTIBILITY CONSIDERATIONS

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation in light of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

With respect to Section 162(m), the Compensation Committee considers the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the three other most highly compensated executive officers of a public company, other than the chief financial officer. The limitation, however, does not apply to compensation payable based on achievement of pre-established performance goals if certain requirements are met. We generally endeavor to structure our performance-based incentive compensation for our NEOs to qualify as performance-based under Section 162(m) of the Code where it is reasonable to do so while meeting our compensation objectives. Nonetheless, from time to time certain non-deductible compensation may be paid and the Board and the Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards may be non-deductible under Section 162(m) of the Code.

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COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee does not constitute soliciting material and will not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Carl Rubin, Chair

Mark Lasry

Randy L. Pearce

Linda Yaccarino

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SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for fiscal 2017, fiscal 2016 (which reflects 53 weeks) and fiscal 2015 for our Named Executive Officers (NEOs). —

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(6)	Total ($)
David Jaffe	2017	1,000,000	—	4,644,308	917,574	—	121,895	6,683,777
Chief Executive Officer	2016	1,019,231	—	1,259,995	1,260,002	1,007,179	81,941	4,628,348
	2015	1,000,000	—	2,543,750	2,380,800	—	53,570	5,978,120
Robb Giammatteo	2017	500,000	100,000	423,888	83,754	—	31,461	1,139,103
Executive Vice President and Chief Financial Officer	2016	509,615	—	81,257	81,250	181,084	25,589	878,795
	2015	377,538	115,591	167,250	76,800	25,545	6,735	769,459
Brian Lynch	2017	936,394	—	1,153,413	222,745	—	107,754	2,420,306
President and Chief Operating Officer
John Pershing	2017	551,250	110,250	728,531	91,766	—	37,954	1,519,751
Executive Vice President and Chief Human Resources Officer	2016	557,812	—	103,356	103,360	203,805	41,576	1,009,909
	2015	500,308	147,766	80,280	128,000	180,985	21,846	1,059,185
Duane D. Holloway	2017	440,769	88,000	324,368	64,091	—	2,708	919,936
Executive Vice President, General Counsel and Assistant Secretary	2016	215,385	—	57,000	57,000	1,451	—	330,836

(1)	Amounts shown reflect the discretionary bonus paid for fiscal 2017 to Messrs. Giammatteo, Pershing and Holloway. No bonuses were awarded under the annual incentive plan.

(2)	Reflects the aggregate grant date fair value calculation in accordance with FASB ASC Topic 718. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in Note 17 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 29, 2017. For fiscal 2017, the amounts in the table include the target dollar value of awards approved by the Compensation Committee for each NEO under our FY 2019 LTIP program. Such LTIP award target dollar value and the value, assuming maximum achievement level, are as follows: David Jaffe (target value: $3,780,000; maximum value: $7,560,000); Robb Giammatteo (target value: $345,000; maximum value: $690,000); Brian Lynch (target value: $856,800; maximum value: 1,713,600); John Pershing (target value: $378,000; maximum value: $756,000); Duane D. Holloway (target value: $264,000; maximum value: $528,000). The FY 2019 LTIP awards for our NEOs, if earned, will be stock-settled.

(3)	Reflects the aggregate grant date fair value calculation in accordance with FASB ASC Topic 718. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in Note 17 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 29, 2017.

(4)	The amounts shown for fiscal 2015, 2016 and 2017 represent amounts earned under (i) the 162(m) Plan with respect to Messrs. David Jaffe, Giammatteo, Lynch, Pershing and Holloway, as applicable. The amendment and restatement of the 2016 Omnibus Incentive Plan in December 2015 incorporated the 162(m) Plan into the 2010 Stock Incentive Plan, and we renamed the revised plan “the 2016 Omnibus Incentive Plan.”

(5)	We have no defined benefit pension plans. All earnings in our nonqualified Executive Retirement Plan are at market values and are therefore omitted from the table.

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SUMMARY COMPENSATION TABLE

(6)	A detailed breakdown of “All Other Compensation” for fiscal 2017 is provided in the table below

ALL OTHER COMPENSATION

Name	Contributions to Executive Officer’s Defined Contribution Plan Accounts ($)	Contributions to Executive Officer’s Non-Qualified Deferred Compensation Plan Accounts ($)	Payments made for Supplemental Retirement Benefits ($)	Personal Use of Company Car Service ($)(1)	Total ($)
David Jaffe	10,800	89,762	—	21,333	121,895
Robb Giammatteo	10,800	20,661	—	—	31,461
Brian Lynch	10,965	96,790			107,754
John Pershing	10,800	27,154	—	—	37,954
Duane D. Holloway	2,708	0	—	—	2,708

(1)	Represents the aggregate incremental cost to the Company for personal use of Company car service.

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GRANTS OF PLAN BASED AWARDS IN FISCAL 2017

The following table provides information regarding the grants of plan-based awards made to the NEOs during fiscal 2017:

Name	Grant Date or		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Secu- rities Unde-	Exercise or Base Price of	Grant Date Fair Value of
	Perfor- mance Period	Plan*	Thres- hold ($)	Target ($)	Max ($)	Thres- hold ($)	Target ($)	Max ($)	of Stock or Units (#)(4)	rlying Options (#)(4)	Option Awards ($/Sh)	Equity Awards ($)
David Jaffe	FY17	2016 Plan(1)	375,000	1,500,000	3,000,000
	9/21/2016	RSU							155,172			864,308
	9/21/2016	NQ								475,427	5.56	917,574
	FY19 LTIP	POA(2)				1,890,000	3,780,000	7,560,000
Robb Giammatteo	FY17	2016 Plan(1)	93,750	375,000	750,000
	FY17-21	2016 Plan(3)	500,000		2,750,000
	9/21/2016	RSU							14,163			78,888
	9/21/2016	NQ								43,396	5.56	83,754
	FY19 LTIP	POA(2)				172,500	345,000	690,000
Brian Lynch	FY17	2016 Plan(1)	261,250	1,045,000	2,090,000
	FY17-21	2016 Plan(3)	1,000,000		5,500,000
	9/21/2016	RSU							35,173			195,914
	9/21/2016	NQ								107,774	7.51	208,004
	9/21/2016	NQ								7,638	5.56	14,741
	12/7/2016	RSU							10,363			80,002
	12/7/2016	RSU							2,681			20,697
	FY19 LTIP	POA(2)				428,400	856,800	1,713,600
John Pershing	FY17	2016 Plan(1)	103,359	413,438	826,875
	FY17-21	2016 Plan(3)	551,250		3,031,875
	9/21/2016	RSU							47,414			264,096
	9/21/2016	RSU							15,518			86,435
	9/21/2016	NQ								47,547	5.56	91,766
	FY19 LTIP	POA(2)				189,000	378,000	756,000
Duane D. Holloway	FY17	2016 Plan(1)	82,500	330,000	660,000
	FY17-21	2016 Plan(3)	220,000		1,210,000
	9/21/2016	RSU							10,838			60,368
	9/21/2016	NQ								33,208	5.56	64,091
	FY19 LTIP	POA(2)				132,000	264,000	528,000

* Plan

NQ = Non-qualified stock options (granted under the Amended and Restated 2016 Omnibus Plan)

RSU = Restricted Stock Unit (granted under the Amended and Restated 2016 Omnibus Plan)

FY19 LTIP = 2019 Long-Term Incentive Plan (granted under the Amended and Restated 2016 Omnibus Plan)

FY17-21 = Transformation Bonus Opportunity with annual and cumulative measurement periods from January 2017 through the end of fiscal 2021.

POA = Performance Opportunity Awards — the FY19 LTIP, if earned, will settle in stock.

2016 Plan = Amended and Restated 2016 Omnibus Plan

(1)	Amounts represent the range of annual cash incentive awards the NEO was potentially entitled to receive based on the achievement of performance goals during fiscal 2017 under the 2016 Plan. See “2016 Omnibus Plan” under the “Compensation Discussion and Analysis” for more information regarding the bonus targets under the 2016 Plan.

(2)	Amounts represent the range of dollar values of the FY19 LTIP award that each eligible NEO is entitled to receive based on the achievement of his performance goals established for the three year FY19 LTIP. See “2016 Omnibus Plan” under the “Compensation Discussion and Analysis” for more information regarding the bonus targets under the 2016 Plan. If earned, these awards settle in stock.

(3)

Amounts reflect range of awards under Transformation Bonus Opportunity. Measurement period ranges from January 2017 through the end of fiscal 2021. Maximum total incentive opportunity in table for Messrs. Giammatteo, Lynch and Pershing is 5.5x base salary (excluding

Ascena Retail Group, Inc.	42	2017 Proxy Statement

GRANTS OF PLAN BASED AWARDS IN FISCAL 2017

annual incentive awards) or 4.5x base salary (including annual incentive awards). Mr. Lynch’s award calculation is based on his fiscal 2018 salary of $1 million. Maximum opportunity for Mr. Holloway shown in table is 2.75x base salary (excluding annual incentive awards) or 3x base salary (including annual incentive awards). For a description of the Transformation Bonus Opportunity awards, see discussion above in the Compensation Discussion and Analysis under “Transformation Bonus Opportunity.”

(4)	Represents stock option and RSU awards made pursuant to the Company’s annual equity grant program, as described above in the Compensation Discussion and Analysis under “Long-Term Incentive Compensation” and “Equity Awards Under the Company’s Omnibus Incentive Plan.” In addition to the annual equity grants, Mr. Lynch received three special equity grants as part of his October 2016 promotion to COO consisting of (i) 7,638 stock options, (ii) 2,681 RSUs, and (iii) 10,363 RSUs. Also, Mr. Pershing received a special award grant of 47,414 RSUs. All of these awards have a three year vesting schedule, except for the 10,363 RSUs to Mr. Lynch and the 47,414 RSUs to Mr. Pershing, both of which vest over a two-year period.

Ascena Retail Group, Inc.	43	2017 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017

The following table provides information relating to outstanding equity awards held by the NEOs at July 29, 2017:

		Option Awards				Stock Awards
Name and Plan	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That .Have Not Vested ($)(2)
David Jaffe
NQ(3)	9/18/2008	500,000		7.50	9/18/2018
NQ(3)	9/24/2009	160,000		8.84	9/24/2019
NQ(3)	12/9/2009	300,000		15.00	12/9/2019
NQ(3)	9/23/2010	160,000		11.70	9/23/2020
NQ(3)	9/23/2010	150,000		15.00	9/23/2020
NQ(3)	3/9/2011	88,644		15.55	3/9/2021
NQ(3)	9/21/2011	160,000		13.14	9/21/2021
NQ(3)	9/20/2012	250,000		20.79	9/20/2022
NQ(4)	9/25/2013	281,250	93,750	19.91	9/25/2020
NQ(5)	9/23/2014	232,500	232,500	14.12	9/23/2021
NQ(6)	9/16/2015	99,762	199,526	12.39	9/16/2022
NQ(7)	9/21/2016		475,427	5.56	9/21/2023
RSU(12)	9/16/2015					62,774	145,636
RSU(13)	9/21/2016					155,172	359,999
PRSU(22)	9/21/2016							464,945(24)	1,078,672
Robb Giammatteo
NQ(9)	12/11/2013	7,500	2,500	20.41	12/11/2020
NQ(5)	9/23/2014	7,500	7,500	14.12	9/23/2021
NQ(8)	9/29/2015	5,926	11,853	13.48	9/29/2022
NQ(7)	9/21/2016		43,396	5.56	9/21/2023
RSU(15)	9/29/2015					4,013	9,310
RSU(13)	9/21/2016					14,163	32,858
PRSU(22)	9/21/2016							42,435(24)	98,449
Brian Lynch
NQ(11)	6/3/2015	25,000	25,000	15.19	6/3/2022
NQ(8)	9/29/2015	17,576	35,154	13.48	9/29/2022
NQ(7)	9/21/2016		107,774	5.56	9/21/2023
NQ(18)	12/7/2016		7,638	7.51	12/7/2023
RSU(19)	6/3/2015					30,000	69,600
RSU(15)	9/29/2015					11,899	27,606
RSU(13)	9/21/2016					35,173	81,601
RSU(20)	12/7/2016					2,681	6,220
RSU(21)	12/7/2016					10,363	24,042
PRSU(23)	9/21/2016							(23)	856,800

Ascena Retail Group, Inc.	44	2017 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017

		Option Awards				Stock Awards
Name and Plan	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John Pershing
NQ(3)	3/9/2011	12,500		15.55	3/9/2021
NQ(3)	9/21/2011	20,000		13.14	9/21/2021
NQ(3)	9/20/2012	25,000		20.79	9/20/2022
NQ(4)	9/25/2013	18,750	6,250	19.91	9/25/2020
NQ(5)	9/23/2014	12,500	12,500	14.12	9/23/2021
NQ(8)	9/29/2015	7,538	15,079	13.48	9/29/2022
NQ(7)	9/21/2016		47,547	5.56	9/21/2023
RSU(14)	1/27/2012					28,000	64,960
RSU(15)	9/29/2015					5,104	11,841
RSU(13)	9/21/2016					15,518	36,002
RSU(16)	9/21/2016					47,414	110,000
PRSU(22)	9/21/2016							46,494	(24)	107,866
Duane D. Holloway
NQ(10)	1/21/2016	7,692	15,385	7.63	1/21/2023
NQ(7)	9/21/2016		33,208	5.56	9/21/2023
RSU(17)	1/21/2016					5,027	11,663
RSU(13)	9/21/2016					10,838	25,144
PRSU(22)	9/21/2016							32,472	(24)	75,335

*	Plan/Type of Award:

NQ = Non-qualified stock option

RSU = Restricted Stock Units

FY19 LTIP = 2019 3-Yr Long-term Incentive Plan

(1)	The amounts in this column equal the number of shares of restricted stock units indicated in the previous column multiplied by the closing price of our common stock $2.32 on July 28, 2017.

(2)	The amounts in this column equal the number of shares of performance share units indicated in the previous column multiplied by the closing price of our common stock $2.32 on July 28, 2017.

(3)	This award is fully vested.

(4)	25% of the options relating to this award vested on September 25, 2016 and the remaining vesting occurred on September 25, 2017.

(5)	25% of the options relating to this award vested on September 23, 2017 and the remaining balance will vest on September 23, 2018.

(6)	One third of the options relating to this award vest equally over the next year on September 16th.

(7)	One third of the options relating to this award vest equally over the next two years on each September 21st.

(8)	One third of the options relating to this award vest equally over the next year on September 29th

(9)	25% of the options relating to this award vested on December 11, 2016 and the remaining will vest on December 11, 2017.

(10)	One third of the options relating to this award vest equally over the next two years on January 21st.

(11)	25% of the options relating to this award vested on June 3, 2017 and the remaining will vest equally over the next two years on June 3.

(12)	One third of the restricted stock units related to this award vested on September 16, 2017 and the remaining balance will vest on September 16, 2018

(13)	One third of the restricted stock units related to this award vests equally over the next two years on each September 21st.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017

(14)	20% of the restricted stock units relating to this award vested on January 27, 2017 and the remaining 35% will vest on January 27, 2018.

(15)	One third of the restricted stock units related to this award vests equally over the next two years on each September 29th.

(16)	50% of the restricted stock units relating to this award vested on September 21, 2017 and the remaining 50% will vest on September 21, 2018.

(17)	One third of the restricted stock units related to this award vests equally over the next two years on each January 21st.

(18)	One third of the options related to this award vests equally over the next two years on each December 7th.

(19)	25% of the restricted stock units related to this award vests equally over the next two years on each June 3rd.

(20)	One third of the restricted stock units related to this award vests equally over the next two years on each December 7th.

(21)	50% of the restricted stock units relating to this award vested on December 7, 2017 and the remaining 50% will vest on December 7, 2018.

(22)	Represents the number of unvested performance-based restricted stock units granted under our FY19 LTIP program multiplied by the closing price of our common stock $2.32 on July 28,2017.

(23)	The FY19 LTIP award for Mr. Lynch is denominated in cash and, if earned, will be settled in shares of our stock. The actual number of shares granted, if any, will be determined based on our stock price on the date the shares are issued.

(24)	This award amount was determined by taking the target value of the NEO’s FY19 LTIP and dividing it by the closing price of our common stock on September 19, 2016.

Ascena Retail Group, Inc.	46	2017 Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2017

The following table details information about stock options exercised (if any) by our NEOs and stock awards held by our NEOs that vested during fiscal 2017:

	Option Awards		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
David Jaffe	—	—	31,396	250,226
Robb Giammatteo	—	—	8,256	39,698
Brian Lynch	—	—	20,951	60,002
John Pershing	—	—	21,552	104,819
Duane D. Holloway	—	—	2,513	12,263

(1)	The value realized upon the exercise of the stock options reflect the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and the exercise price of the options.

(2)	Stock Awards include awards of restricted stock, restricted stock units, and performance share units.

(3)	The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the date the awards vested.

Ascena Retail Group, Inc.	47	2017 Proxy Statement

EMPLOYMENT AGREEMENT, EMPLOYMENT LETTERS AND RETIREMENT AGREEMENTS

We have entered into an employment agreement with David Jaffe and employment letters with Messrs. Giammatteo, Lynch, Pershing and Holloway. Effective August 1, 2017, as further discussed below, our employment agreement with David Jaffe terminated and was replaced with an employment letter.

An employment agreement provides an executive with a time period (or “term”) during which he will be employed by the Company.

✓	An “employment letter” does not have a term of employment. Rather, the letter sets forth the minimum compensation and benefits that the executive will receive during his or her employment.

✓	An executive with an employment letter is an “employee at-will” (i.e., the Company may terminate such executive at any time with or without cause, subject to any applicable severance provisions, including the Executive Severance Plan).

The Compensation Committee believes that these employment arrangements are important to our executives and to the Company. Each executive benefits from clarity of the terms of his or her employment. The Company enhances its ability to retain the services of its executives. The Compensation Committee periodically reviews the terms of the employment arrangements and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment arrangements are discussed below.

EMPLOYMENT AGREEMENT

David Jaffe

On March 5, 2014, the Company entered into an employment agreement with David Jaffe, its Chief Executive Officer (the “Old Employment Agreement”). The Old Employment Agreement was due to expire by its terms on September 21, 2017. Effective August 1, 2017, the Old Employment Agreement terminated and was replaced with an employment letter as discussed below.

The Old Employment Agreement provided for an annual salary of $1,000,000 per year or such higher salary as may be determined by the Company’s board of directors or the Compensation Committee. The Old Employment Agreement entitled Mr. Jaffe to participate in all the Company’s retirement, insurance, and bonus, incentive and other benefit plans, including the Omnibus Incentive Plan, to the use of a car service at the Company’s expense as necessary for him to perform his duties and responsibilities, including for transportation to and from his home and office.

In the event that Mr. Jaffe’s employment terminated without cause or by Mr. Jaffe for good reason (a “Qualifying Termination”), other than upon or during the 24 months following a change in control, under the Old Employment Agreement, Mr. Jaffe was entitled to receive an amount equal to two times his base salary payable in installments for a period of 24 months following the date of termination.

In the event that Mr. Jaffe incurred a Qualifying Termination upon or during the 24 months following a change in control, under the Old Employment Agreement, Mr. Jaffe was entitled to receive an amount equal to two times the sum of his base salary and an amount equal to the aggregate incentive compensation paid to him for the two most recently completed seasons (i.e., fall and spring) prior to the date of termination, payable in installments for a period of 24 months following the date of termination.

In the event that Mr. Jaffe incurred a Qualifying Termination (whether prior to, upon or during the 24 months following a change in control or in the absence of a change in control), under the Old Employment Agreement, Mr. Jaffe and his covered dependents were entitled to receive, subject to his timely election of COBRA, continued participation in the Company’s health and medical insurance plans at the active employee premium rate through the earlier of the period of Mr. Jaffe’s and/or his covered dependents eligibility for COBRA and Mr. Jaffe becoming eligible under the health and medical insurance coverage of a subsequent employer.

In the event that Mr. Jaffe incurred a Qualifying Termination, or his employment terminated by reason of his death or total disability at any time (whether prior to, upon or during the 24 months following a change in control or in the absence of a change in control), under the Old Employment Agreement, Mr. Jaffe (or his designated beneficiary or his estate, as applicable) was entitled to receive a pro rata portion of his incentive compensation for the season in which his employment is terminated based on actual results.

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EMPLOYMENT AGREEMENT, EMPLOYMENT LETTERS AND RETIREMENT AGREEMENTS

The Old Employment Agreement provided that for a period of one year following his death, Mr. Jaffe’s base salary would continue to be paid to his designated beneficiary or his estate and his covered dependents will be eligible to continued health and medical coverage under COBRA at the active employee rate. The Old Employment Agreement further provided that in the event of Mr. Jaffe’s termination by reason of his total disability, he would receive continued payment of his base salary for the longer of the period from the date of termination through the employment agreement termination date and one year from the date of termination, and he and his covered dependents would receive continued health and medical coverage under COBRA at the active employee rate through the earlier of such period, the period of Mr. Jaffe’s and/or his covered dependents eligibility for COBRA and Mr. Jaffe becoming eligible under the health and medical insurance coverage of a subsequent employer.

The terms “cause”, “good reason”, “change in control” and “total disability” are defined in the Old Employment Agreement and below. Severance amounts payable under the Old Employment Agreement, except for amounts payable upon Mr. Jaffe’s death, would be subject to a possible six-month delay pursuant to Section 409A of the Code. For further information regarding Mr. Jaffe’s employment agreement and the payments to which he may be entitled thereunder, see below under “Potential Payments Upon Termination or Change in Control — David Jaffe.”

The Old Employment Agreement provided that if Mr. Jaffe receives parachute payments that exceed his threshold amount under Section 280G of the Code, the amount will be cut-back to below the 280G threshold amount unless he would be better off receiving the full amount and paying the excise tax under Section 4999 of the Code. The Old Employment Agreement also contains non-competition and non-solicitation restrictions effective during the employment term and for one year thereafter as well as a perpetual non-disparagement restriction.

“Cause” is generally defined in the Old Employment Agreement to include conviction of a crime, intentional and willful failure to satisfactorily perform employment duties reasonably requested by our Board, fraud or embezzlement, gross misconduct or gross negligence that has a substantial adverse effect on the Company or its affiliates, an intentional and willful act or omission which is materially detrimental to our business or reputation, or Mr. Jaffe’s willful breach of the covenants set forth in the Old Employment Agreement (which include covenants not to compete, not to solicit our employees and not to disparage the Company).

“Good Reason” is generally defined in the Old Employment Agreement as the occurrence, without Mr. Jaffe’s consent, of any of the following: a material demotion in his position, job duties or responsibilities; our failure to pay him his compensation or benefits; the relocation of Mr. Jaffe’s principal place of work at least 35 miles from its current location; or any material breach of any of our obligations under his agreement.

“Change in Control” is generally defined in the Old Employment Agreement as: (a) any “person” (as defined in the Exchange Act) becomes the beneficial owner of 30% or more of the outstanding common stock of the Company (excluding a person that is an affiliate of the Company); (b) a change of a majority of the Board after March 5, 2014 (the “Incumbent Directors”), unless the election of a new director was supported by two-thirds of the Incumbent Directors (which includes any new director whose election was supported by two-thirds of the Incumbent Directors); (c) the Company adopts a plan of liquidation of all or substantially all of its assets; (d) the Company disposes of all or substantially all of the assets or business of the Company pursuant to a merger, consolidation or other transaction; or (e) the Company combines with another company and is the surviving corporation, but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the common stock or other ownership interests of the combined company.

“Total Disability” is generally defined in the Old Employment Agreement as Mr. Jaffe being physically or mentally incapacitated such that Mr. Jaffe is incapable of performing his material duties under the Old Employment Agreement for a period of ninety (90) consecutive days or 120 non-consecutive days in any 12-month period. Receipt of disability benefits under the Company’s long-term disability plan or receipt of Social Security disability benefits is conclusive evidence of Total Disability, or, in the absence of receipt of such benefits, a determination of Total Disability by an impartial physician.

EMPLOYMENT LETTERS

David Jaffe

Effective as of August 1, 2017 (the “Effective Date”), Mr. Jaffe has an employment letter with the Company, which letter supersedes the Old Employment Agreement. The employment letter provides that Mr. Jaffe is an “employee at-will” (i.e., the Company may terminate his employment at any time with or without cause, subject to any applicable severance provisions). The other terms and conditions of the

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EMPLOYMENT AGREEMENT, EMPLOYMENT LETTERS AND RETIREMENT AGREEMENTS

employment letter are substantially the same as those of the Old Employment Agreement, except for the following material amendments, which are generally designed to conform to similar provisions contained in the Company’s Executive Severance Plan:

•	Mr. Jaffe may terminate his employment for “Good Reason” only if he provides notice to the Company setting forth in reasonable detail the alleged “Good Reason” circumstances or event within 30 days after the occurrence of such event or circumstances and the Company fails to cure such event or circumstances within 60 days after receipt of such notice;

•	Mr. Jaffe will be entitled to change in control severance payments if the qualifying termination event occurs during the 90-day period prior to the change in control;

•	In the event Mr. Jaffe incurs a qualifying termination entitling him to change in control severance, any stock-based awards not vested immediately prior to the change in control that are outstanding on the change in control date (or outstanding immediately prior to the change in control date for awards not assumed or replaced by the successor) will be deemed vested on the termination date. If the qualifying termination occurs during the 90-day period before the change in control, any unvested awards that expired on the date of the termination will be deemed vested and entitled to payment at fair market value;

•	The “Bonus” component of Mr. Jaffe’s change in control severance will be determined based on Mr. Jaffe’s annual target cash performance bonus opportunity for the fiscal year in which the change in control occurs or, if greater, Mr. Jaffe’s average three-year aggregate annual cash performance bonuses actually paid to him on a semi-annual basis; and

•	No severance will be payable to Mr. Jaffe unless he executes and does not revoke within 60 days of termination a general release of claims in favor of the Company and its affiliates.

Robb Giammatteo

Mr. Giammatteo has an employment letter with the Company that was entered into on July 25, 2015, which provides that he is entitled to a base salary of at least $500,000 per year, as well as standard Company benefits.

Brian Lynch

Mr. Lynch has an employment letter with the Company that was entered into on June 12, 2017 (effective as of August 1, 2017), in connection with his promotion. The material terms of the employment letter are summarized below.

•	Mr. Lynch will receive an annual base salary of $1,000,000, and will be considered for an annual performance evaluation beginning in the fall of 2018. Mr. Lynch will continue to be eligible to participate in the Company’s seasonal performance-based incentive compensation program and, beginning with the Fiscal Year 2018 Fall Season, will have an increased target level equal to 125% of annual base salary, with a maximum annual payout at two times the target level.

•	Under the employment letter, subject to Compensation Committee approval, Mr. Lynch will continue to be eligible to receive annual equity grants effective September 2017 in the form of stock options, RSUs or performance-based awards, and will have a target level equal to 250% of annual base salary.

•	The employment letter provided for an additional one-time grant of 1,000,000 restricted stock units effective September 2017 that will vest 50% on June 30, 2019 and the remaining 50% will vest on June 30, 2020, in each case, subject to continued employment through each applicable vesting date.

John Pershing

Mr. Pershing has an employment letter with the Company that was entered into on January 25, 2015, which provides that he is entitled to a base salary of at least $525,000 per year, as well as standard Company benefits.

Duane D. Holloway

Mr. Holloway has an employment letter with the Company that was entered into on July 31, 2016, which provides that he is entitled to a base salary of at least $440,000 per year, as well as standard Company benefits.

RETIREMENT AGREEMENTS

Elliot S. Jaffe

Commencing July 30, 2006, Elliot S. Jaffe became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase. On October 19, 2016, Mr. Elliot S. Jaffe, notified the Company of his intention not to stand for re-election at the

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EMPLOYMENT AGREEMENT, EMPLOYMENT LETTERS AND RETIREMENT AGREEMENTS

2016 Annual Meeting of Stockholders, and to retire as an officer of the Company and from the Board, effective at the end of the 2016 Annual Meeting of Stockholders.

Mrs. Roslyn S. Jaffe

We also entered into a retirement agreement with Mrs. Jaffe. The agreement provides Mrs. Jaffe, in light of her role as co-founder of the Company and her 44 years of service to the Company at the time of her retirement, with a supplemental retirement benefit, commencing July 30, 2006, of $50,000 per year for life, subject to an annual cost-of-living increase.

Ascena Retail Group, Inc.	51	2017 Proxy Statement

EXECUTIVE SEVERANCE PLAN

We maintain the Executive Severance Plan, as amended and restated as of June 8, 2017, in order to provide severance benefits to certain key employees, which for fiscal 2017, included all our NEOs (other than our CEO). The following summary describes the key provisions of the Executive Severance Plan as they would have applied to our NEOs (other than our CEO) at the end of fiscal 2017.

The Executive Severance Plan provides participants with the following severance benefits in the event of a termination of employment by the Company without “cause” (as defined in the plan), other than a termination that constitutes a termination in connection with a “change in control” (as defined in the plan):

•	12-month salary continuation; and

•	a pro rata portion of his/her semi-annual bonus based on actual results; and

•	continued health insurance coverage at the active employee rate for a period up to 12 months;

•	12 months of Outplacement Services not to exceed $10,000.

In lieu of the benefits described above, if such executive would have been terminated without cause or terminated employment for “good reason” (as described below) during (1) the 90 day period prior to a change in control (such termination, a “Pre-CIC Termination”), or (2) the period commencing on a Change in Control and ending 24 months later (such termination, a “Post-CIC Termination), the executive would have been eligible for the following upon the change in control (in the case of a Pre-CIC Termination), or upon the termination date (in the case of a Post-CIC Termination):

•	a lump sum equal to 1.5 times the sum of annual base salary and the greater of a) annual target bonus for the year in which the CIC occurs; or b) average three-year aggregate annual bonus equaling the sum of the two seasonal bonuses paid in each such fiscal year; and

•	a pro rata portion (based on the number of days employed during the applicable performance period from when the separation from service occurs) of the seasonal (semi-annual) bonus based on actual results, payable when other such bonuses are paid; and

•	continued health insurance coverage at the active employee rate for a period of up to 18 months; and

•	in the case of a Post-CIC Termination, full vesting of any unvested equity awards (in the case of a Pre-CIC Termination, a lump sum cash equivalent payment equal to the fair market value of the unvested equity awards that were forfeited upon the termination); and

•	12 months of Outplacement Services not to exceed $10,000.

The severance benefits payable under the Severance Plan are subject to: (1) the six month delay to the extent required under Section 409A of the Code; (2) the execution and non-revocation of a general release of claims in favor of the Company within a specified time period; (3) the executive’s compliance with certain non-competition and non-solicitation restrictive covenants following a termination (other than a Pre-CIC Termination or a Post-CIC Termination); and (4) reduction to avoid any excise tax on “parachute payments” if the executive would benefit from such reduction as compared to paying the excise tax. Any benefits payable under the Executive Severance Plan supersede and are in lieu of any severance benefits and/or payments provided under any other agreements, arrangements or severance plans by and between the executive and the Company.

Ascena Retail Group, Inc.	52	2017 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2017

After satisfying a waiting period, our NEOs are eligible for participation in our Executive Retirement Plan, which is an unfunded, unsecured nonqualified deferred compensation plan. The Executive Retirement Plan allows our executives to defer a maximum of 50% of their base salary and 75% of their bonuses paid or other performance-based cash compensation awarded. Elections to participate in the Executive Retirement Plan are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned.

We make Company contributions to the Executive Retirement Plan in an amount determined by us for each plan year. For fiscal 2017, our NEOs who were eligible for participation received a Company matching contribution of 1% of up to $265,000 of total compensation deferred, and Company matching contribution of 5% of compensation over $265,000 deferred. Participants are immediately vested in deferrals of their own compensation. Company matching contributions vest in 25% increments after 2 years, 3 years, 4 years and 5 years of service with the Company. All Company matching contributions held and received by the participant are vested after five years of service with the Company.

The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, Company matching contributions, plus earnings (or minus losses). We do not deposit any amounts into any trust or other account for the benefit of plan participants. In accordance with tax requirements, the assets of the Executive Retirement Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the participant. Investment option transfers may be made daily. There are 27 investment options available to plan participants, including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Interest and gains or losses on each deemed investment are credited or debited to each participant’s account daily based on the actual performance of the funds in which the participant is deemed invested.

Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time the deferral is made, subject to Section 409A of the Code. A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may elect to receive distributions while still employed by the Company if he or she elects to have in-service or education distributions, made at a date specified by the participants.

The following table shows the executive and Company contributions, earnings and account balances for the NEOs.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate (Loss) Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End
David Jaffe	69,058	89,762	2,818,987	0	21,620,530
Robb Giammatteo	29,808	20,661	24,215	0	209,043
Brian Lynch	87,412	96,790	37,895	0	329,883
John Pershing	29,126	27,154	22,244	-120,067	242,425
Duane D. Holloway	0	0	0	0	0

(1)	All executive contributions represent amounts deferred by each NEO under the Executive Retirement Plan (Ascena’s Non-Qualified Deferred Compensation Plan) and are included as compensation in the Summary Compensation Table under “Salary”, “Bonus” and “Non-Equity Incentive Plan Compensation.”

(2)	All registrant contributions are reported under “All Other Compensation” in the Summary Compensation Table.

(3)	These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, none of which provide interest above the market rate.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below describe and estimate additional compensation and benefits that our NEOs would become entitled to pursuant to their employment agreements, employment letters and other arrangements between the Company and the executive upon a termination of their employment in certain circumstances or in the event of a Change in Control, in each case assuming such event had occurred on July 29, 2017. Where applicable, the amounts payable assume a $2.32 fair value of our common stock (the closing price on July 28, 2017, the last trading day of fiscal 2017). We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would receive in such circumstances.

The calculation excludes:

✓	compensation amounts accrued through July 29, 2017 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and

✓	vested account balances under our retirement plan that are generally available to all our salaried employees.

In addition, where applicable, the amounts reflected for bonuses reflect the actual amounts paid to the NEO for fiscal 2017, since the hypothetical termination or Change in Control date is the last day of the fiscal year for which the bonus is to be determined.

In addition to these payments, participants in our Executive Retirement Plan, including the NEOs, may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, or following a Change in Control (subject to Section 409A of the Code). Each NEO’s account balance under the Executive Retirement Plan as of the end of fiscal 2017 is set forth under the “Aggregate Balance at Last Fiscal Year End” column of the Nonqualified Deferred Compensation Table above.

Payments and Benefits for Mr. David Jaffe

Provision	Base Salary ($)		Bonus ($)		Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior to a Change in Control	2,000,000	(1)	0	(4)	32,230	(7)	0	2,032,230
Termination without Cause or for Good Reason Upon or Following a Change in Control	2,000,000	(2)	0	(4)(5)	32,230	(7)	1,584,307	3,616,537
Change in Control — No Termination	—		—		—		1,584,307	1,584,307
Death	1,000,000	(3)	0	(4)(5)	21,487	(8)	1,584,307	2,605,794
Total Disability	2,000,000	(1)	0	(4)(5)	32,230	(7)	1,584,307	3,616,537
Termination for Cause or without Good Reason Prior to a Change in Control	—		—		—		—	—

(1)	Represents an amount equal to 2 times his base salary.

(2)	Represents an amount equal to 2 times the sum of his base salary and most recent fiscal year bonus paid (aggregate of both season’s bonuses). Going forward for fiscal 2018, it is a 2x multiple of the sum of base salary and the higher of (aggregate bonus paid or target bonus).

(3)	Represents an amount equal to his base salary.

(4)	Represents the amount of his FY17 Cash-Settled LTIP for fiscal 2017, if applicable.

(5)	Represents an amount equal to the aggregate cash incentive compensation paid for the two most recently completed seasons prior to the date of termination.

(6)	Represents the fair market value of our common stock on July 28, 2017, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

(7)	Represents our payment for the cost of continuation health coverage for his family for 18 months following his termination.

(8)	Represents our payment for the cost of continuation health coverage for his family for 12 months following his termination.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and Benefits for Mr. Robb Giammatteo

Provision	Base Salary ($)		Bonus ($)(3)	Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior to a Change in Control	500,000	(1)	0	21,487	(4)	0	521,487
Termination for Cause or for Good Reason Upon or Following a Change in Control	1,312,500	(2)	0	32,230	(5)	140,617	1,485,347
Change in Control — No Termination	0		0	0		140,617	140,617
Death or Disability	0		0	0		140,617	140,617
Termination for Cause	0		0	0		0	0

(1)	Represents an amount equal to his base salary.

(2)	Represents an amount equal to 1.5 times the sum of his base salary and his fiscal 2017 target bonus

(3)	Represents the amount of his FY17 Cash-Settled LTIP for fiscal 2017.

(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination

(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination

(6)	Represents the fair market value of our common stock on July 28, 2017, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Brian Lynch

Provision	Base Salary ($)		Bonus ($)(3)	Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior to a Change in Control	950,000	(1)	0	21,958	(4)	0	971,958
Termination for Cause or for Good Reason Upon or Following a Change in Control	2,992,500	(2)	0	32,937	(5)	209,069	3,234,506
Change in Control — No Termination	0		0	0		209,069	209,069
Death or Disability	0		0	0		209,069	209,069
Termination for Cause	0		0	0		0	0

(1)	Represents an amount equal to his base salary.

(2)	Represents an amount equal to 1.5 times the sum of his base salary and his fiscal 2017 target bonus

(3)	Represents the amount of his FY17 Cash-Settled LTIP for fiscal 2017.

(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.

(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination.

(6)	Represents the fair market value of our common stock on July 28, 2017, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments and Benefits for Mr. John Pershing

Provision	Base Salary ($)		Bonus ($)(3)	Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior to a Change in Control	551,250	(1)	0	14,265	(4)	0	565,515
Termination for Cause or for Good Reason Upon or Following a Change in Control	1,447,031	(2)	0	21,398	(5)	330,669	1,799,098
Change in Control — No Termination	0		0	0		330,669	330,669
Death or Disability	0		0	0		330,669	330,669
Termination for Cause	0		0	0		0	0

(1)	Represents an amount equal to his base salary.

(2)	Represents an amount equal to 1.5 times the sum of his base salary and his fiscal 2017 target bonus.

(3)	Represents the amount of his FY17 Cash-Settled LTIP for fiscal 2017.

(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.

(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination

(6)	Represents the fair market value of our common stock on July 28, 2017, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Duane D. Holloway

Provision	Base Salary ($)		Bonus ($)(3)	Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior to a Change in Control	440,000	(1)	0	21,958	(4)	0	461,958
Termination for Cause or for Good Reason Upon or Following a Change in Control	1,155,000	(2)	0	32,937	(5)	112,142	1,300,079
Change in Control — No Termination	0		0	0		112,142	112,142
Death or Disability	0		0	0		112,142	112,142
Termination for Cause	0		0	0		0	0

(1)	Represents an amount equal to his base salary.

(2)	Represents an amount equal to 1.5 times the sum of his base salary and his fiscal 2017 target bonus.

(3)	Represents the amount of his FY17 Cash-Settled LTIP for fiscal 2017.

(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.

(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination.

(6)	Represents the fair market value of our common stock on July 28, 2017, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

SPECIAL EQUITY PLAN PROVISIONS UNDER CHANGE IN CONTROL

Acceleration of Equity Awards

As discussed in the Compensation Discussion and Analysis under the headings “Non-Qualified Stock Options, RSUs and PSUs under the Company’s Omnibus Incentive Plan” and “Long-Term Incentive Plans”, eligible employees, including our NEOs, may be awarded PSUs,

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

non-qualified stock options, shares of restricted stock or RSUs that vest over a specified period of years that vary based on the type and timing of the award (unless, in the case of restricted stock and RSUs, the shares are subject to immediate vesting because the recipient satisfies the “Total Years Test”). Prior to its amendment and restatement effective December 17, 2010, the Omnibus Incentive Plan and relevant award agreements, however, provided for accelerated vesting of certain equity awards following a Change in Control of the Company or upon certain termination events, as described below. To reflect corporate governance best practices, the provisions relating to a change of control of the Company were modified pursuant to the amendment and restatement of the Omnibus Incentive Plan for awards granted on or after December 17, 2010, as set forth below.

Change in Control Provisions under the Omnibus Incentive Plan

Effective with respect to grants made under the Omnibus Incentive Plan on or after December 17,

2010, unless otherwise determined at grant, such awards will not automatically vest upon a Change in Control (i.e., a “single trigger”), but will vest upon an involuntary termination without Cause that occurs within 2 years following a Change in Control (i.e., upon a “double trigger”). Unless otherwise determined at grant, awards granted under the Omnibus Incentive Plan prior to December 17, 2010 will automatically vest upon a single trigger.

“Change in Control” is defined in the Omnibus Incentive Plan as:

✓	any person or group acquires 30% or more of the Company’s voting securities;

✓	a change in a majority of the members of the Board over any two-year (or, for any payment pursuant to an award that is triggered upon a Change in Control and that constitutes

✓	“non-qualified deferred compensation” pursuant to Section 409A of the Code (such an award a “409A Award”), one year) period unless the new directors’ election to the Board was approved by at least two-thirds (or, for any payment pursuant to a 409A Award, a majority) of the existing directors (referred to as a “change in Board composition”);

✓	a merger of the Company, unless the voting securities of the Company outstanding immediately prior to the merger continue to represent greater than 50% of the voting securities of the company or surviving entity outstanding immediately after such merger;

✓	approval by the stockholders of a plan of liquidation of the Company (this will not apply with respect to any payment pursuant to a 409A Award); or

✓	a sale of all or substantially all of the Company’s assets other than a sale to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (or, for awards granted prior to March 3, 2010, approval of the stockholders of such sale) (referred to as an “asset sale”).

For awards granted under the Omnibus Incentive Plan prior to December 17, 2010, “Change in Control” also includes the following events:

✓	none of Messrs. Elliot S. Jaffe or David Jaffe, Ms. Roslyn Jaffe, or any of their direct lineal descendants (referred to as the “Jaffe family”), is a member of the Board; or

✓	the Jaffe family owns less than 5% of the voting securities of the Company.

Special Provisions Related to Option Awards Granted Prior to December 17, 2010

If prior to the occurrence of a Change in Control, the Compensation Committee reasonably determines, in good faith, that the stock options will be honored or assumed, or new rights substituted, then stock options granted under the Omnibus Incentive Plan prior to December 17, 2010, generally, will not be subject to accelerated vesting upon a Change in Control.

If the stock options granted under the Omnibus Incentive Plan are accelerated upon a Change in Control, the Compensation Committee, in its sole discretion, may authorize the Company or its affiliates to purchase any such accelerated options by paying the option holder the difference between the exercise price of his or her option and the higher of: (i) the highest price paid for a share of common stock in any transaction related to the Change in Control, or (ii) the highest fair market value per share of common stock at any time during the 60-day period preceding the Change in Control.

Special Provisions Related to LTIP Awards

Restricted stock awards granted under any completed LTIP cycle would immediately vest in the event that a Change in Control occurs or the recipient’s employment is terminated due to death or disability.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Special Provisions Related to Annual or Special Awards

Unless otherwise determined by the Compensation Committee at the time of grant, annual or special awards of restricted stock that have not yet vested would vest immediately upon the participant’s death, disability, achievement of the Total Years Test or a termination of the participant’s employment without Cause or for Good Reason that occurs within 24 months following a Change in Control. In addition, unless otherwise determined by the Compensation Committee at the time of grant, any portion of an award of RSUs that had not yet vested would vest immediately upon the occurrence of the participant’s death, disability, or termination on or after achievement of the Total Years Test or a Change in Control; except that, if a recipient makes a deferral election with respect to an RSU award, the foregoing accelerated vesting provisions will not apply to such award if the recipient’s termination occurs on or before the 13th month following the grant date due to achievement of the Total Years Test.

Ascena Retail Group, Inc.	58	2017 Proxy Statement

PROPOSAL TWO — APPROVAL OF THE ASCENA RETAIL GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN (AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2018)

GENERAL

In October 2017, the Board approved, subject to stockholder approval, the Ascena Retail Group, Inc. Employee Stock Purchase Plan (Amended and Restated Effective as of January 1, 2018) (the “Purchase Plan”). Stockholder approval of the Purchase Plan requires the affirmative vote of a majority of the shares that are present in person or by proxy and entitled to vote on the proposal at the meeting.

The Purchase Plan is intended to encourage and enable employees of the Company and its designated subsidiaries to acquire proprietary interests in the Company through the ownership of the Company’s common stock purchased through accumulated payroll deductions on an after-tax basis. The Purchase Plan is also intended to be an “employee stock purchase plan” within the meaning of Code Section 423 and the provisions of the Purchase Plan will be construed in a manner consistent with the requirements of such section. Our executive officers, including our Named Executive Officers, are not eligible to participate in the Purchase Plan.

The principal purpose of the Purchase Plan is to approve a 4,000,000 share increase to the number of shares of common stock available for issuance under the current plan. As of the date of this proxy statement, the Company had less than five (5) shares of its common stock remaining available for issuance under the current plan. Based on the past participation usage rate, the Company believes that the 4,000,000 additional authorized shares will be sufficient to operate the Purchase Plan for approximately three to five additional years, depending in part on the future performance of our common stock.

The following summary describes the principal provisions of the Purchase Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the Purchase Plan attached as Annex A to this proxy statement.

DESCRIPTION OF THE PURCHASE PLAN

Under the Purchase Plan, as of the effective date, an aggregate of 4,000,003 shares of common stock (subject to certain adjustments to reflect changes in the Company’s capitalization) may be purchased by eligible employees that become participants in the Purchase Plan.

An employee of the Company or its designated subsidiaries who has at least one year of continuous service, customarily works more than 20 hours per week and more than five months per year and does not possess five percent or more of the total combined voting power or value of all classes of common stock of the Company or a subsidiary corporation, is eligible to participate in the Purchase Plan commencing on the first day of any offering under the Purchase Plan. However, to the extent allowable under Code Section 423, the Compensation and Stock Incentive Committee may determine that an offering will not be extended to one or more categories of employees. Unless otherwise modified by the Compensation Committee, none of our executive officers are eligible to participate in the Purchase Plan. As of October 13, 2017, approximately 375 employees were eligible to participate in the Purchase Plan.

The term “designated subsidiary” means each existing subsidiary and future subsidiaries and parents (if any) that are not specifically excluded from participation by the Compensation Committee. A foreign subsidiary or parent will not be a designated subsidiary unless specifically designated by the Compensation Committee.

No person will be eligible to participate in the Purchase Plan if such person, immediately after the grant, would own common stock and/or hold options to purchase common stock, possessing five percent or more of the total combined voting power or value of all classes of common stock of the Company or a subsidiary or parent, or which permits his or her rights to purchase common stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the common stock (determined at the time such option is granted) for each calendar year in which such option is outstanding. In addition, no person may purchase shares in any one offering for an aggregate purchase price (computed on an annual basis in the event a purchase period is more or less than twelve months) in excess of ten percent of his or her annual pay.

On January 1, April 1, July 1 and October 1 of each calendar year while the Purchase Plan is effective, the Company will commence an offer by granting each eligible employee an option to purchase common stock on the exercise date at the end of each quarterly period during a calendar year (i.e., March 31, June 30, September 30 and December 31) or any other period of time designated by the Compensation Committee. The

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PROPOSAL TWO — APPROVAL OF THE ASCENA RETAIL GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

purchase price per share of the common stock subject to an offering will be determined by the Compensation Committee, but in no event will the price be less than 85% of the fair market value of a share of common stock on the exercise date. Effective as of January 1, 2018, until modified by the Compensation and Stock Incentive Committee, the purchase price will be 85% of the fair market value of a share of common stock on the exercise date. The Compensation Committee may modify (but not below the aforementioned price) the purchase price upon 30 days’ notice prior to the commencement of the applicable offering period.

An eligible employee may become a participant in the Purchase Plan by completing and delivering the form provided by the Compensation Committee (or designee) indicating the amount of the deductions to be taken from his or her pay. An eligible employee may purchase common stock through payroll deductions (on an after-tax basis) from the employee’s compensation received each payroll period, up to a limit specified by the Compensation Committee, which may be expressed as a dollar amount or a percentage of an employee’s compensation, but in no event will such deductions exceed 10% of an employee’s compensation during an offering period. A participant may increase or decrease the rate of his or her payroll deductions during an offering period once in a calendar year and may cancel his or her election at any time with respect to any purchase period and receive in cash the cash balance (without interest) then credited to his or her account.

On each exercise date, the maximum number of shares of common stock, including fractional shares, will be purchased for such participant at the applicable purchase price with the accumulated payroll deductions in the participant’s account. If all or a portion of the shares cannot reasonably be purchased on such date because of unavailability or any other reason, such purchase will be made as soon as thereafter feasible. A participant is entitled to all rights as a stockholder as soon as the shares are credited to his or her account.

If a participant’s continuous service terminates for any reason, or if a participant ceases to be an eligible employee, the entire payroll deduction amount of such employee on the effective date of any such occurrence will be used to purchase shares as of the next occurring exercise date; but, if a designated subsidiary is no longer part of the Purchase Plan, the entire payroll deduction amount credited to a participant who is employed by such subsidiary will be refunded to such employee. Other rules apply if a participant is granted a leave of absence or is laid off.

The Purchase Plan is administered by the Compensation Committee. The Compensation Committee may delegate its duties and responsibilities under the Purchase Plan, as determined by the Compensation Committee in its sole discretion.

The Board of Directors (or a duly authorized committee thereof) may at any time and for any reason terminate, freeze or amend the Purchase Plan. Except as otherwise described in the Purchase Plan, no termination may adversely affect any purchase right previously granted and no amendment may change any purchase right theretofore granted which adversely affects the rights of any participant. No amendment will be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with Code Section 423 or to comply with any other applicable law, regulation or stock exchange rule.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the purchase of or right to receive shares of common stock under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as otherwise provided in the Purchase Plan) by the participant.

The Purchase Plan is not subject to any of the requirements of ERISA. The Purchase Plan is not, nor is it intended to be, qualified under Code Section 401(a).

Because future rights to purchase common stock under the Purchase Plan will be based upon prospective factors, including the amount of payroll deductions elected by a participant, actual rights to purchase common stock under the Purchase Plan with respect to our non-executive officer employee group cannot be determined at this time. As noted above, our executive officers are not eligible to participate in the Purchase Plan.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Code Section 423. Neither the grant of a right to purchase common stock under the Purchase Plan nor the purchase of such common stock will have any immediate tax consequence for a participating employee. As of the date of proxy statement, if the participating employee does not dispose of the common stock within two years from the date the right to purchase was granted to him or her or within one year from the date the common stock was purchased, any gain or loss realized upon the disposition of shares will be treated as long-term capital gain or loss to the participant, provided that where the purchase price is less than 100% (but not less than 85%) of fair market value the participant will realize ordinary income equal to the lesser of: (i) the amount, if any, by which the purchase price was exceeded by the fair market value of the common stock at the time the right to purchase was granted or

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PROPOSAL TWO — APPROVAL OF THE ASCENA RETAIL GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

(ii) the amount, if any, by which the purchase price was exceeded by the fair market value of the common stock on the date of the disposition or the participant’s death. No income tax deduction will be allowed to the Company with respect to common stock purchased under the Purchase Plan by a participant provided such common stock is held for the required periods. The earlier disposition of the common stock (i.e., a “disqualifying disposition”) will result in the lesser of: (i) the excess of the fair market value of the common stock at the time of purchase over the purchase price; or (ii) the excess of the fair market value of the common stock at the time of disposition over the purchase price, being treated as income and taxed at ordinary income tax rates in the year in which the disposition occurred, in which case the Company will generally be entitled to a corresponding deduction.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

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PROPOSAL THREE — RESOLUTION ON EXECUTIVE COMPENSATION

SUMMARY OF THE ADVISORY RESOLUTION

The Company seeks your advisory vote on the compensation programs of our NEOs for fiscal 2017 pursuant to Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related SEC rules promulgated thereunder) (commonly referred to as “Say-on-Pay”). The Company asks that you support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this proxy statement starting on page 22.

Our compensation program for executives including our NEOs is designed to attract and retain quality leaders with an emphasis on pay-for-performance and creating long-term sustainable and profitable growth. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities; cash incentive bonus for shorter-term returns linked to semi-annual Company performance; and equity awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company.

As noted above, at our 2016 Annual Meeting of Stockholders, our stockholders were presented with an advisory vote seeking approval of our fiscal 2016 NEOs executive compensation program, commonly known as the “say-on-pay” proposal. Our 2013 and 2014 say-on-pay proposals were overwhelmingly supported by stockholders with a favorable vote of over 92% of votes cast each year. At our 2015 Annual Meeting, approximately 57% of the votes cast were in favor of our executive compensation program as disclosed in our proxy statement for fiscal 2015, which included favorable votes from three of our top five largest investors (representing over 21.1% of shares outstanding). While fiscal 2015 say-on-pay results reflect continued majority support of our program, this level of support was a significant decline from the prior year’s advisory vote. As a result of the changes made to our compensation practices and stockholder engagement, our 2016 say-on-pay proposal was overwhelmingly supported by stockholders with a favorable vote of over 98% of votes cast. As noted above, we believe we have addressed many of the topics previously raised by our stockholders and continue to welcome feedback to assist in ongoing evaluations of our compensation and governance practices.

To ensure a pay-for-performance culture and strong alignment between our executive compensation programs and shareholder interests, the Compensation Committee approved a series of key tenets of our programs. These key features are detailed in the Compensation Discussion & Analysis under “What We Do” and “What We Don’t Do”. These program principles promote best practices, transparency and accountability regarding executive compensation program. The Compensation Committee continuously reviews industry practices, receives independent consultation and ensures the programs adhere to these key features.

The Company has in the past sought and received stockholder approval for certain of the incentive plans that we use to motivate, retain and reward our executives. Those incentive plans include the 2016 Omnibus Incentive Plan (formerly known as the 2010 Stock Incentive Plan), for which our stockholders approved an amendment and restatement at our 2015 annual meeting, and the 162(m) Executive Bonus Plan, which the stockholders last approved in 2013. The amendment and restatement of the 2016 Omnibus Incentive Plan in December 2015 incorporated the Amended and Restated Executive 162(m) Bonus Plan into the 2010 Stock Incentive Plan, and we renamed the revised plan, the “2016 Omnibus Incentive Plan.” Amounts paid under these stockholder approved plans make up a majority of the pay that the Company provides to our NEOs.

The Company believes that the compensation paid to its NEOs for fiscal 2017 is appropriate and in line with the Company’s goals of creating long-term sustainable and profitable growth and aligning the interests of our NEOs with the interests of our stockholders.

The vote on this resolution is not intended to address any specific elements of compensation, rather, the vote relates to the overall compensation of the NEOs as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. However, to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Accordingly, the Board recommends that the stockholders approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s NEOs for fiscal 2017, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Ascena Retail Group, Inc.	62	2017 Proxy Statement

PROPOSAL FOUR — ADVISORY APPROVAL OF THE FREQUENCY OF ASCENA’S SAY-ON-PAY VOTES

In Proposal Four, we are asking our stockholders to cast a non-binding advisory vote on the Company’s executive compensation program. That advisory vote is referred to as a “say-on-pay” vote. In this Proposal Four, we are asking stockholders to cast a non-binding advisory vote on how frequently we should have say-on-pay votes in the future.

Stockholders may vote whether to hold say-on-votes every one, two or three years; stockholders also have the option to abstain from voting on this matter. The interval selected by the highest number of votes cast will be the recommendation of the stockholders.

The Board believes at this time that say-on-pay votes should be held annually. We have put forward an advisory say-on-pay vote annual since 2011. Although this advisory vote on frequency is non-binding, the Board values stockholder views as to what is an appropriate frequency for advisory votes on executive compensation and welcome the stockholders’ recommendation on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ONE-YEAR OPTION AS THE FREQUENCY OF THE COMPANY’S SAY-ON-PAY ADVISORY VOTES.

Ascena Retail Group, Inc.	63	2017 Proxy Statement

PROPOSAL FIVE — RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) to provide audit services to us and our subsidiaries for the fiscal year ending August 4, 2018. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and make any statements he or she deem necessary and to respond to appropriate stockholder questions.

Although this appointment is not required to be submitted to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. Assuming a quorum is present, the appointment of Deloitte & Touche as our Independent Registered Public Accounting Firm for the fiscal year ending August 4, 2018 will be ratified if the votes cast in favor of ratification exceed the votes cast in opposition to ratification, present in person or represented by proxy at the Annual Meeting. If the stockholders do not ratify the appointment, the Audit Committee will consider the selection of another independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 4, 2018.

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche as auditors with respect to the financial statements of the Company for the fiscal year ending August 4, 2018.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the fees billed by Deloitte & Touche for the past two fiscal years for audit and other related fees:

	Fiscal 2017	Fiscal 2016
Audit Fees(1)	$4,905,150	$5,958,000
Audit-Related Fees(2)	$207,643	$221,099
Tax Fees(3)	$258,429	$275,355
All Other Fees(4)	$511,232	0

Total Fees	$5,882,454	$6,454,454

(1)	Fees for audit services billed in fiscal 2017 and fiscal 2016 consist of the annual audit of the Company’s consolidated financial statements, interim reviews of the quarterly consolidated financial statements and auditing the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-related fees consist principally of services performed in connection with registration statements filed with the SEC, statutory audits, and assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.

(3)	Tax fees includes fees for professional services provided related to tax compliance, including federal, state and local taxes, tax planning and advisory services.

(4)	All other fees consist of permitted services other than those that meet the criteria above and include primarily consulting and advisory services provided by Deloitte Consulting, LLP.

The Audit Committee has established a policy concerning the pre-approval of the audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be performed by Deloitte & Touche, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent

Ascena Retail Group, Inc.	64	2017 Proxy Statement

PROPOSAL FIVE — RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. The procedures permit limited amounts of services to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee.

During fiscal 2017, the Audit Committee pre-approved all of the services provided by the auditors. The Audit Committee considered whether the provision of non-audit services is permitted under applicable laws and regulations and is compatible with maintaining the independence of Deloitte & Touche.

Ascena Retail Group, Inc.	65	2017 Proxy Statement

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and will not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee oversees our accounting and financial reporting, internal controls and audit processes on behalf of the Board and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal control over financial reporting, and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Deloitte & Touche, is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on the effectiveness of our internal controls over financial reporting. Under its written charter, our Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed the overall scope, plan and results of the audit and the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended July 29, 2017 with management, our Internal Audit Department and Deloitte & Touche. The discussions included a review of the selection and application of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company’s financial statements and any matters that are required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received from Deloitte & Touche the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and discussed with Deloitte & Touche their independence from management and the Company. We have received written confirmation from Deloitte & Touche of their independence within the meaning of the Securities Act and the requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining their independence, and has satisfied itself with respect to Deloitte & Touche’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 29, 2017 for filing with the SEC.

Audit Committee:

Randy L. Pearce, Chair

Kate Buggeln

Stacey Rauch

Carl Rubin

Ascena Retail Group, Inc.	66	2017 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of October 10, 2017 (unless otherwise noted) by each of our directors, each of our named executive officers, all of our directors and executive officers as a group, and each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct, the person indicated has sole voting and investment power, and the address of each beneficial owner listed below is c/o Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430.

Name of Beneficial Owner:	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
Directors and Named Executive Officers:
David Jaffe(2)	14,511,998	7.30%
Katie J. Bayne(3)	31,177	*
Kate Buggeln(4)	115,490	*
Marc Lasry	—	*
Steven L. Kirshenbaum(5)	33,353	*
Kay Krill(6)	323,957	*
Randy L. Pearce(7)	132,020	*
Stacey Rauch(8)	14,968	*
Carl Rubin(9)	28,353	*
Linda Yaccarino(10)	49,851	*
Robb Giammatteo(11)	73,123	*
Brian Lynch(12)	149,425	*
John Pershing(13)	181,615	*
Duane D. Holloway(14)	22,648	*
All current Directors and Executive Officers as a group (consisting of 16 persons)(15)	15,989,646	8.02%
Other Beneficial Owners
BlackRock Inc.(16)	19,552,550	9.98%
GGC Public Equities Opportunities Investments, LLC(17)	17,468,570	8.91%
The Vanguard Group(18)	14,986,925	7.65%
Stadium Capital Management, LLC(19)	14,751,920	7.53%
Dimensional Fund Advisors LP(20)	11,149,631	5.69%
Elise Jaffe(21)	10,105,754	5.16%

*	Represents less than 1% of class

(1)	Based on 196,007,504 shares of common stock outstanding as of October 10, 2017.

(2)	Consists of 11,661,604 shares owned directly by David Jaffe, and 2,850,394 shares covered by options exercisable within 60 days of October 10, 2017.

(3)	Consists of 31,177 shares owned directly by Katie J. Bayne.

(4)	Consists of 45,488 shares owned directly by Kate Buggeln, and 70,002 shares covered by options exercisable within 60 days of October 10, 2017.

(5)	Consists of 33,353 shares owned directly by Steven L. Kirshenbaum.

Ascena Retail Group, Inc.	67	2017 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

(6)	Consists of 20,245 shares owned directly by Kay Krill, and includes 303,712 shares owned by a trust of which Ms. Krill is a trustee and beneficiary.

(7)	Consists of 62,020 shares owned directly by Randy L. Pearce, and 70,000 shares covered by options exercisable within 60 days of October 10, 2017.

(8)	Consists of 14,968 shares owned directly by Stacey Rauch.

(9)	Consists of 28,353 shares owned directly by Carl Rubin.

(10)	Consists of 49,851 shares owned directly by Linda Yaccarino.

(11)	Consists of 28,056 shares owned directly by Robb Giammatteo, and 45,067 shares covered by options exercisable within 60 days of October 10, 2017.

(12)	Consists of 50,803 shares owned directly by Brian Lynch, and 98,622 shares covered by options exercisable within 60 days of October 10, 2017.

(13)	Consists of 49,440 shares owned directly by John Pershing, and 132,175 shares covered by options exercisable within 60 days of October 10, 2017.

(14)	Consists of 3,887 shares owned directly by Duane D. Holloway, and 18,761 shares covered by options exercisable within 60 days of October 10, 2017.

(15)	Reflects the information above, as well as information regarding our unnamed Executives Officers, and includes 3,432,750 shares covered by options exercisable by our Directors and Executive Officers within 60 days of October 10, 2017.

(16)	Based solely on information set forth in Schedule 13G filed with the SEC on January 9, 2017 by BlackRock, Inc. which indicated that BlackRock, Inc. has sole voting power over 19,156,566 shares and sole dispositive power over 19,552,550 shares. The principal office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(17)	Based solely on information set forth in Schedule 13D filed with the SEC on October 8, 2015 by GGC Public Equities Opportunities Investments, LLC, GGC Public Equities Opportunities, L.P., GGC Public Equities Opportunities Blocker Corporation, Ltd., Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P., GGCOF Co-Invest, L.P., GGCOF Co-Invest Management, L.P., GGC Opportunity Fund Management, L.P., GGC Opportunity Fund Management GP, Ltd. and GGCOF Management, LLC (collectively, the “GGC Reporting Persons”) which indicated that the GGC Reporting Persons have shared voting power and shared dispositive power over 17,468,570 shares. The principal office of each of the GGC Reporting Persons is c/o Golden Gate Capital, One Embarcadero Center, 39th Floor, San Francisco, California 94111.

(18)	Based solely on information set forth in Schedule 13G filed with the SEC on February 9, 2017 by The Vanguard Group, which indicated that The Vanguard Group has sole voting power over 250,526 shares, of which 16,995 is shared voting power, shared dispositive power over 257,853 shares and sole dispositive power over 14,729,072 shares. The principal office of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(19)	Based solely on information set forth in Schedule 13D filed with the SEC on November 7, 2016 by Stadium Capital Management, LLC, Stadium Capital Management GP, L.P., Alexander M. Seaver, Bradley R. Kent and Stadium Capital Partners, L.P. (collectively, the “Stadium Reporting Persons”) which indicated that the Stadium Reporting Persons have shared voting and dispositive power over 14,751,920 shares. The principal office of the Stadium Reporting Persons is 199 Elm Street, New Canaan, CT 06840-5321.

(20)	Based solely on information set forth in Schedule 13G filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP which indicated that Dimensional Fund Advisors LP has sole voting power over 10,943,770 shares and sole dispositive power over 11,149,631 shares. The principal office of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(21)	Consists of 10,105,754 shares owned directly by Elise Jaffe, and 220,936 shares covered by options exercisable within 60 days of October 10, 2017.

Ascena Retail Group, Inc.	68	2017 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors are required under the Exchange Act to file reports of ownership of common stock of the Company with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2017 the executives officers and directors of the Company timely complied with all applicable filing requirements, except that one Form 4 filed by the Company on behalf of each of Elliot S. Jaffe, Kate Buggeln and Randy L. Pearce with respect to the vesting of RSUs and one Form 4 filed by the Company on behalf of Duane D. Holloway with respect to the grant of stock options and RSUs were filed late due to administrative error.

Ascena Retail Group, Inc.	69	2017 Proxy Statement

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS; RELATED PARTY TRANSACTIONS

In September 2007, the Board adopted a written policy for the review and approval or ratification of any transaction with a related person, which applies to related person transactions after the adoption date of the policy. Under this policy, related persons include our directors and executive officers and beneficial owners who are known to control over five percent of our common stock, as well as the immediate family members of any of the foregoing. The policy generally defines a related person transaction as one or a series of similar transactions, arrangements or relationships in which: (i) the Company was, is or will be a participant; (ii) a related person has a direct or indirect material interest; and (iii) the amount involved exceeds or is expected to exceed $120,000 (determined without regard to the amount of profit or loss involved in the transaction). The policy does not cover arrangements available on the same basis to all employees generally or employment or compensation arrangements for our executive officers or director compensation arrangements.

Under the policy, a related person transaction requires the approval or ratification of the Audit Committee or the Chair of the Audit Committee in those situations in which the legal department, in consultation with the CEO or the CFO, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting for review. Prior to approving or ratifying any transaction, the Audit Committee or the Chair will consider the material facts of the transaction, including the related person’s relationship to us and their interest in the transaction, and will determine whether the transaction is entered into in good faith and on fair and reasonable terms to us. Under the policy, ongoing related person transactions need not be re-approved unless any of the terms of such transaction are modified. No person may participate in the review of a transaction in which such person, or any of his or her immediate family members, may have a direct or indirect material interest.

During fiscal 2017, no transactions were reviewed by the Audit Committee since there were no new related person transactions, or any modifications to existing related person transactions, during fiscal 2017.

See above under the heading “Employment Agreement, Employment Letters and Retirement Agreements,” for a description of our retirement agreements with Mrs. Roslyn S. Jaffe and Mr. Elliot S. Jaffe. Mrs. Jaffe is the spouse of Elliot S. Jaffe, Chairman Emeritus and a founder of our Company, and they are the parents of David Jaffe, a director, Chairman and our CEO, Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, a significant holder of the Company’s stock.

The Company (through one of its subsidiary brands) leases two of its store locations from Nordan, LLC, a Connecticut limited liability company and wholly-owned subsidiary of Rosell III, LLC, a Delaware limited liability company, of which various trusts in the names of the grandchildren of Elliot S. Jaffe maintain a 100% ownership interest. David Jaffe, our Chairman and CEO, and Richard Jaffe are trustees and managers of Rosell III, LLC. The following table describes the terms of these leases:

Store Location	Expiration	Renewal Options	Square Feet	Minimum Annual Rent Per Square Foot
Norwalk, Connecticut	June 30, 2021	Until June 30, 2031	12,700	$14.13
Danbury, Connecticut	June 30, 2020	None	8,000	$27.98

These store rentals approximate the range of minimum rentals paid by the Company on its other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to a store) for each of these stores is approximately sixteen percent (16%). We believe that these leases are on terms that are comparable to terms we could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. During fiscal 2017, we paid a total of approximately $584,007 in rent and related expenses under these leases.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ David Jaffe
David Jaffe
Chairman of the Board and
Chief Executive Officer

Ascena Retail Group, Inc.	70	2017 Proxy Statement

ANNEX A

ASCENA RETAIL GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

(AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2018)

ASCENA RETAIL GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

(AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2018)

1.	Purpose.	A-1

2.	Definitions.	A-1

3.	Shares Reserved for Plan.	A-3

4.	Administration of the Plan.	A-3

5.	Participation in the Plan.	A-4

6.	Purchase Price.	A-4

7.	Method of Payment.	A-4

8.	Employee’s Election to Purchase; Grants of Options.	A-4

9.	Exercise of Option.	A-5

10.	Delivery of Common Stock.	A-5

11.	Limitations of Number of Shares Which May Be Purchased.	A-5

12.	Stockholder Rights.	A-6

13.	Rights to Purchase Shares Not Transferable.	A-6

14.	Cancellation of Election to Purchase.	A-6

15.	Leave of Absence or Layoff.	A-6

16.	Effect of Failure to Make Payments When Due.	A-6

17.	Termination of Continuous Service; Other Involuntary Withdrawal.	A-7

18.	Dividends and Interest.	A-7

19.	Application of Funds.	A-7

20.	Amendment and Termination.	A-7

21.	Reports.	A-7

22.	Effective Date; Governmental Approvals or Consents.	A-7

23.	Notices.	A-8

24.	Regulations and Other Approvals; Governing Law.	A-8

25.	Withholding of Taxes.	A-8

26.	Restrictions.	A-8

27.	No Employment Rights.	A-8

28.	Severability of Provisions.	A-9

29.	Construction.	A-9

30.	Electronic Elections, Purchases, and Transactions.	A-9

Ascena Retail Group, Inc.	A-i	2017 Proxy Statement

ASCENA RETAIL GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

(AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2018)

1. Purpose.

The purpose of the Ascena Retail Group, Inc. Employee Stock Purchase Plan (Amended and Restated Effective as of January 1, 2018) (the “Plan”) (formerly known as the Ascena Retail Group, Inc. Employee Stock Purchase Plan, and, prior to December 17, 2010, as The Dress Barn, Inc. 2005 Employee Stock Purchase Plan), being subject to stockholder approval at the 2017 Annual Meeting of Stockholders on December 7, 2017, is to encourage and enable eligible employees of Ascena Retail Group, Inc. (the “Company”) and its participating Designated Subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company’s growth and earnings. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

The following words or terms have the following meanings:

(a) “Agent” shall mean the agent, broker or other administrator, including without limitation, employees of the Employer, appointed by the Committee pursuant to Section 4(b) hereof.

(b) “Annual Pay” shall mean an amount equal to the annual basic rate of pay of an Eligible Employee as determined from the payroll records of the Company or Designated Subsidiary, (including amounts contributed by an Eligible Employee under Section 401(k) or 125 of the Code) but excluding all other cash compensation paid to an Eligible Employee during a Purchase Period by the Company or Designated Subsidiary. Without limiting the generality of the foregoing, Annual Pay shall not include overtime, bonuses, any contributions by the Company or Designated Subsidiary, to, or benefits paid under, the Plan or any other pension, profit-sharing, fringe benefit, group insurance or other employee welfare plan or any deferred compensation arrangement (other than pursuant to Section 401(k) or 125 of the Code), expenses and reimbursements, and any other special or extraordinary compensation. Notwithstanding the foregoing, the Committee, in its sole discretion, may adjust the types of compensation constituting Annual Pay; provided that any such determination shall be applied on a uniform and consistent basis to all Eligible Employees.

(c) “Board of Directors” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Compensation and Stock Incentive Committee of the Board of Directors, any successor committee or such other committee the Board of Directors of the Company appoints to administer the Plan. To the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors.

(f) “Company” shall mean Ascena Retail Group, Inc., a corporation organized under the laws of Delaware (or any successor corporation).

(g) “Continuous Service” shall mean the period of time, uninterrupted by a termination of employment, and immediately preceding an Offering Date, that an Employee has been employed by the Company and/or a Subsidiary. Such period of time shall include any separation period of leave or layoff of less than three months occurring within such period of time. For the purposes of the Plan, any period of leave or layoff three months or longer shall be deemed to cause a termination of employment effective as of the end of the third month of such leave or layoff.

(h) “Designated Subsidiaries” shall mean each Subsidiary on the Effective Date and future Subsidiaries and Parents (if any) that are not specifically excluded from participation by the Committee from time to time in its sole discretion. In the event that the Company has Subsidiaries or Parents located in jurisdictions outside of the United States, any such Subsidiary or Parent shall not be a Designated Subsidiary unless the Committee specifically designates such Subsidiary or Parent as a Designated Subsidiary. The Committee may adopt different terms and conditions that may apply to a Designated Subsidiary, provided that such terms and conditions are consistent with the Plan and Section 423 of the Code.

Ascena Retail Group, Inc.	A-1	2017 Proxy Statement

(i) “Effective Date” shall mean January 1, 2018.

(j) “Eligible Employee” shall mean each person who on an Offering Date: (i) is an Employee of the Company or a Designated Subsidiary; (ii) has at least one year of Continuous Service; and (iii) is not deemed for the purposes of Section 423 of the Code and regulations promulgated thereunder to own, directly or indirectly and by certain rules of constructive ownership, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, a Subsidiary or Parent (if any). Notwithstanding the foregoing, the Committee may exclude the employees of any specified Designated Subsidiary from any offering under the Plan.

(k) “Employee” shall mean each person employed by the Company or a Subsidiary, excluding: (i) a person whose customary employment is 20 hours or less per week; and (ii) a person whose customary employment is not for more than five months in any calendar year; provided, however, that “Employee” as used herein shall not include an agent, independent contractor or other service provider who is not an employee.

(l) “Employer” shall mean, with respect to any Employee, the Company or Designated Subsidiary by which the employee is employed.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exercise Date” shall mean March 31, June 30, September 30 and December 31 of each Plan Year or such other dates determined by the Committee.

(o) “Market Price” shall mean the closing price of the Common Stock as reported on the principal market, trading system or exchange on which the Company’s Shares are traded as of the applicable Exercise Date, or, if there was only one sale on such date, then the price of such sale, or if there was no sale on such date, then as of the next preceding date on which there was a sale.

(p) “Offering Date” shall mean January 1, April 1, July 1 and October 1 of each Plan Year or such other dates determined by the Committee.

(q) “Option” shall mean the right or rights granted to Eligible Employees to purchase the Company’s Common Stock under an offering made under the Plan and pursuant to such Eligible Employees’ elections to purchase.

(r) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(s) “Participant” shall mean an Eligible Employee who participates in the Plan.

(t) “Plan” shall mean the Ascena Retail Group, Inc. Employee Stock Purchase Plan (Amended and Restated Effective as of January 1, 2018), as amended from time to time.

(u) “Plan Year” shall mean a calendar year beginning January 1 and ending December 31 for which the Plan is in effect. The first Plan Year shall commence on January 1, 2018 and end on December 31, 2018.

(v) “Purchase Period” shall mean the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

(w) “Rule 16b-3” shall mean Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

(x) “Shares”, “stock” or “Common Stock” shall mean shares of the Company’s common stock, par value $.01 per share.

(y) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(z) “Subscription Period” shall mean, with respect to each Option, the first day of the preceding Purchase Period through the 20th day of the last month preceding the Purchase Period, or such other period of time designated by the Committee, in its sole discretion, in any offer of Common Stock under the Plan beginning on the first day Eligible Employees may elect to purchase Shares and ending on the last day such elections to purchase are authorized to be received and accepted.

Ascena Retail Group, Inc.	A-2	2017 Proxy Statement

3. Shares Reserved for Plan.

(a) The Shares of the Company’s Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Committee, be purchased by the Agent on the open market or may be treasury shares or newly-issued and authorized Shares delivered to the Plan, upon such terms as the Committee may approve. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 4,400,000, including 399,997 shares which have already been issued under the Plan as of and prior to the Effective Date, subject to adjustment as provided in paragraph (b) of this section. The Shares reserved may be issued and sold pursuant to one or more offerings under the Plan. With respect to each offering, the Committee may specify the number of Shares to be made available, the length of the Subscription Period, the length of the Purchase Period, the Offering Dates and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate. In no event shall the Subscription Period and the Purchase Period together exceed twenty-seven (27) months for any offering.

(b) In the event of any increase, reduction, or change or exchange of Common Stock for a different number or kind of Shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under Option, as well as the price per Share of Common Stock covered by each Option under the Plan which has not yet been exercised.

(c) Subject to any required action by the stockholders, if the Company is the surviving corporation in any merger or consolidation, any Option granted hereunder shall continue to apply to the Shares. In the event of the complete liquidation of the Company or of a reorganization, consolidation or merger in which the Company is not the surviving corporation, any Option granted under the Plan shall continue solely until immediately prior to the effective date of such liquidation, reorganization, consolidation or merger in which the Company is not surviving corporation.

4. Administration of the Plan.

(a) The Plan shall be administered by the Committee and the Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the laws of, jurisdictions outside of the United States to comply with applicable laws, including, without limitation, tax and securities laws. All interpretations and determinations of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties.

(b) The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an Agent to administer the Plan, purchase and sell Shares in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time. The Agent shall serve as custodian for purposes of the Plan and, unless otherwise requested by the Participant, Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the custodian for the benefit of each Participant, who shall thereafter be a beneficial stockholder of the Company. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

(c) The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and By-laws of the Company and, to the extent not covered by insurance, indemnify each director, officer or employee of the Employer (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company, except in instances where any such person engages in willful misconduct or fraud. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so

Ascena Retail Group, Inc.	A-3	2017 Proxy Statement

advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company. Expenses incurred by the Committee or the Board of Directors in the engagement of any such counsel, consultant or agent shall be paid by the Company.

5. Participation in the Plan.

Options to purchase the Company’s Common Stock under the Plan shall be granted to all Eligible Employees; provided, however, that solely to the extent allowable under Section 423 of the Code, the Committee may determine that an offering of Common Stock under the Plan will not be extended to one or more categories of employees. Any decision relating to the inclusion or exclusion of any executive officer (as defined in Rule 3b-7 promulgated under the Exchange Act as then in effect or any successor provisions) of the Employer pursuant to this section shall be made only by the members of the Committee who are not executive officers of the Employer and who have not participated or been eligible to participate in this Plan or any similar employee stock option plan for a period of at least one year prior to such determination. As of the Effective Date until modified by the Committee, no executive officer of the Employer who is a highly compensated employee (within the meaning of Code Section 414(q)) shall be eligible to participate in the Plan.

6. Purchase Price.

The purchase price for Shares purchased pursuant to the Plan shall be determined by the Committee, in its sole discretion, and shall remain in effect unless modified at least thirty (30) days prior to the applicable Offering Date, but in no event shall be less than eighty-five percent (85%) of the Market Price of a Share of Common Stock on the Exercise Date. As of the Effective Date until modified by the Committee, the price per Share of the Common Stock subject to an offering shall be eighty-five percent (85%) of the Market Price of a Share of Common Stock on the Exercise Date.

7. Method of Payment.

Payment for Shares purchased pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment.

8. Employee’s Election to Purchase; Grants of Options.

(a) In order to enroll and participate in the Plan, an Eligible Employee must make an election on a form provided by the Committee (or its designee) stating the Eligible Employee’s desire to enroll in the Plan to purchase Shares under the Plan during the Purchase Period pursuant to an amount or percentage (on an after-tax basis) which he or she elects to have withheld each payroll period during the Purchase Period. The Committee (or its designee) may establish minimum or maximum limits to the amounts or percentages that can be elected to be withheld by an Eligible Employee pursuant to the preceding sentence. Such limits may be expressed as either a dollar amount or a percentage of an Eligible Employee’s Annual Pay, provided that any maximum limit established by the Committee (or its designee) shall not exceed 10% of an Eligible Employee’s Annual Pay. In order to be given effect, an Eligible Employee’s election to purchase Shares must be delivered on or before the last day of the Subscription Period to the person or office designated by the Committee to receive and accept such elections. Except as otherwise provided in the Plan, and except as otherwise determined by the Committee (or its designee), once enrolled in the Plan, a Participant’s payroll deduction authorization indicating his or her election to purchase Shares shall remain in effect unless and until modified or canceled by the Participant.

(b) Subject to the provisions of Section 8(c) below, once enrolled in the Plan, a Participant may increase or decrease an existing payroll deduction authorization once during a calendar year. Changes in payroll deduction authorizations shall become effective forty-five (45) days after a notice of change is received by the person or office designated by the Committee to receive and accept such changes but in no case will such change take effect until the Purchase Period following receipt of such notice. A Participant may cancel an existing payroll deduction authorization at any time pursuant to Section 14(a) hereof and thereby terminate participation in the Plan with respect to a Purchase Period.

(c) Notwithstanding the foregoing provisions, in no event shall a Participant be permitted to increase the rate of his payroll deductions under the Plan to an amount which would result in non-compliance with the limitations stated in Sections 11(a)(ii) or (iii) hereof.

(d) All payroll deductions made by a Participant shall be credited to such Participant’s account under the Plan. A Participant may not make any additional payments into such account except as otherwise provided herein.

(e) In the event a Participant makes a hardship withdrawal of employee deferral (401(k)) contributions under a 401 (k) profit sharing plan of the Company, a Subsidiary, or a Parent or an affiliate or any other plan qualified under Section 401(a) of the Code that contains a Code

Ascena Retail Group, Inc.	A-4	2017 Proxy Statement

Section 401(k) feature, to the extent required by such plan or applicable law, such Participant’s payroll deductions and the purchase of Shares under the Plan shall be suspended until the first payroll period following the Offering Date commencing six (6) months after the date the Participant obtained the hardship withdrawal. If a Participant who elects a hardship withdrawal under such a 401(k) profit sharing plan or such other plan has a cash balance accumulated in his or her account at the time of the withdrawal that has not already been applied to purchase Shares, such cash balance shall be returned to the Participant as soon as administratively practicable.

9. Exercise of Option.

(a) A Participant’s election to purchase Shares shall be exercised automatically on each Exercise Date following a Participant’s election, and the maximum number of whole and/or fractional Shares subject to such Option shall be purchased for such Participant at the applicable Option price with the accumulated payroll deductions in such Participant’s account. If all or any portion of the Shares cannot reasonably be purchased on the Exercise Date in the sole discretion of the Committee because of unavailability or any other reason, such purchase shall be made as soon thereafter as feasible. In no event shall certificates for any fractional Shares be issued under the Plan. Shares shall be credited to the Participant’s account as soon as administratively feasible after the Exercise Date.

(b) If all or any portion of the Shares that would otherwise be subject to Options granted on any Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which Options have been exercised or are then outstanding) or if all or any portion of the Shares cannot reasonably be purchased on the Exercise Date in the sole discretion of the Committee because of any other reason, the Committee shall make a pro rata allocation of the Shares remaining available for Option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, (i) all future payroll deductions of the Participants shall cease after such Exercise Date unless and until the Plan is amended in accordance with Section 20 of the Plan to increase the Shares reserved and made available for sale under the Plan, and (ii) the Committee shall give written notice to each Participant of the reduction of Option Shares affected thereby and shall similarly reduce the rate of each Participant’s payroll deductions, if necessary (including to zero), and return any remaining payroll deduction balance credited to each Participant, if necessary.

10. Delivery of Common Stock.

All the Shares purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time the Participant shall have none of the rights or privileges of a stockholder of the Company with respect to such Shares.

All the Shares purchased pursuant to the Plan shall be delivered by the Company in a manner as determined from time to time, by the Board or its Committee. The Board or its Committee, in its discretion, may determine that the Shares shall be delivered by the Company to the Participant in book-entry form or by issuing and delivering a certificate for the number of Shares purchased by a Participant on an Exercise Date, or that the Shares purchased by a Participant on an Exercise Date, be delivered to a securities brokerage firm, as selected by the Board or its Committee, and such Shares shall be maintained by the securities brokerage firm in separate Plan accounts for Participants. The Company will not issue fractional Shares, but the securities brokerage firm will maintain fractional interest in such Shares.

Each certificate or investment account, as the case may be, may be in the name of the Participant or in such Participant’s name jointly with a member of his or her family (over 21 years of age) with the right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such joint tenancy may have a certificate or Plan account in his or her name as tenant in common with a member of his or her family (over 21 years of age), without right of survivorship. Such designation may be changed by filing a notice of such change.

11. Limitations of Number of Shares Which May Be Purchased.

(a) Notwithstanding any provisions of the Plan to the contrary, no individual shall be granted an Option under the Plan:

(i) if, immediately after the grant, such individual (or any other person whose stock would be attributed to such individual pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding Options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or Parent; or

(ii) which permits such individual’s right to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for any calendar year in which such option is outstanding at any time; or

Ascena Retail Group, Inc.	A-5	2017 Proxy Statement

(iii) which permits an Eligible Employee to purchase Shares during any one offering pursuant to the Plan for an aggregate purchase price (which shall be computed on an annual basis in the event the Purchase Period is more or less than twelve (12) months) in excess of ten percent (10%) of his or her Annual Pay.

(b) An Eligible Employee may elect to purchase less than the number of Shares which he or she is entitled to elect to purchase.

12. Stockholder Rights.

The Common Stock purchased upon exercise of an Option hereunder shall be credited to the Participant’s account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date. Only upon the issuance of Shares to a Participant or his agent (and only in respect to such Shares purchased) shall a Participant obtain the rights of stockholders, including, without limitation, any right to vote the Shares or receive any dividends or any other distributions thereon. The Shares purchased will be issued as soon as practicable after the Exercise Date.

13. Rights to Purchase Shares Not Transferable.

(a) Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as a cancellation of a Participant’s election to purchase shares in accordance with Section 14 hereof.

(b) All rights of a Participant granted under this Plan, including but not limited to, the grant of an Option, the right to exercise an Option and the ability to authorize payroll deductions shall relate solely to a Participant, except as otherwise provided in Section  17 hereof.

14. Cancellation of Election to Purchase.

(a) A Participant who has elected to purchase Shares during a Purchase Period may cancel his or her election to purchase Shares with respect to such Purchase Period. Any such cancellation shall apply to all payroll deductions withheld (and any other amounts credited to his or her account) during the Purchase Period. A cancellation shall be effective as soon as administratively feasible after the delivery by the Participant of sufficient prior written notice of cancellation on a form provided by, or acceptable to, the Committee for such purpose to the office or person designated by the Committee to receive such elections. In order to be given effect with respect to a Purchase Period, a notice of cancellation must be so delivered no later than the date set by the Committee.

(b) A Participant’s rights, upon the cancellation of his or her election to purchase Shares, shall be limited to receiving in cash, as soon as practicable after delivery of the notice of cancellation, the cash balance (without interest) then credited to his or her account.

(c) A Participant’s cancellation of his or her election to purchase Shares in an offering shall not have any effect upon such Participant’s eligibility to participate in a subsequent offering or in any similar plan which may hereafter be adopted by the Company; provided, however, that in the event a Participant cancels his or her election to purchase Shares in an offering such Participant may not reenter the Plan until twelve (12) months from the date the Participant canceled his or her election.

15. Leave of Absence or Layoff.

Subject to the second sentence of this Section 15, in the event that, during a Purchase Period, a Participant is granted a leave of absence (including a military leave) or is laid off, the Participant’s election to purchase Shares shall be deemed to have been canceled at the time of the leave of absence or layoff. A Participant’s rights upon a leave of absence (including a military leave) or layoff shall, subject to any rights under law, be limited to having the cash balance credited to his or her account at the time such leave of absence or layoff becomes effective applied to the purchase of the number of Shares such amount will then purchase at the end of the Purchase Period.

16. Effect of Failure to Make Payments When Due.

(a) If, in any payroll period, for any reason not set forth in Section 14, a Participant who has filed an election to purchase Shares under the Plan has no pay or his or her pay is insufficient (after other authorized deductions) to permit payroll deductions to be withheld and credited to his account in the Plan, the Participant may make an installment payment (or payments) to the Plan in cash at such time equal to the amount (or amounts) that would have been withheld from his pay. If the Participant fails to make such cash payment (or payments), when the Participant’s pay is again sufficient to permit the resumption of payroll deductions, the Participant will be required to pay in cash the amount of the deficiency in his or her account or arrange for uniformly increased payroll deductions such that, assuming the maximum purchase price per Share, payment

Ascena Retail Group, Inc.	A-6	2017 Proxy Statement

for the maximum number of Shares covered by his or her Option will be completed in the last month of the Purchase Period. If the Participant elects to make increased installment payments, he or she may, nevertheless, at any time make up the remaining deficiency by making a lump sum payment.

(b) Subject to paragraph (a) above and other provisions of the Plan permitting postponement, the Company may treat the failure by a Participant to make any payment as a cancellation of his or her election to purchase Shares. Such cancellation will be affected by mailing notice to him or her at his or her last known business or home address. Upon such mailing, his or her only right will be to receive in cash the amount credited to his or her account.

17. Termination of Continuous Service; Other Involuntary Withdrawal.

If a Participant’s Continuous Service terminates for any reason, or if a Participant ceases to be an Eligible Employee, the entire payroll deduction amount of such Employee on the effective date of any such occurrence shall be used to purchase Shares hereunder as of the next succeeding Exercise Date; provided, however, that if a Designated Subsidiary is no longer part of the Plan, the entire payroll deduction amount to the credit of a Participant who is employed by such Subsidiary shall be refunded to such Employee.

18. Dividends and Interest.

(a) Cash dividends, if any, on Shares acquired through the Plan will be automatically paid by check directly to the Participant by the Company, or if applicable, the transfer agent. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

(b) Except as required by law, no interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

19. Application of Funds.

All funds received by the Company in payment for Shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose.

20. Amendment and Termination.

The Company, by action of the Board of Directors (or a duly authorized committee) or the Committee may at any time terminate, amend or freeze the Plan. No such termination shall adversely affect Options previously granted and no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule. Upon termination of the Plan, the Company shall return or distribute the payroll deductions credited to a Participant’s account (that have not been used to purchase Shares) and shall distribute or credit Shares credited to a Participant’s account. Upon the freezing of the Plan, any payroll deductions credited to a Participant’s account (that have not been used to purchase Shares) shall be used to purchase Shares in accordance with Section 9 hereof, substituting the term Exercise Date with the effective date of the freezing of the Plan.

21. Reports.

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at such times prescribed by the Committee; such statements shall set forth the amounts of payroll deductions, the purchase price per Share, the number of Shares purchased, the aggregate Shares in the Participant’s account and the remaining cash balance, if any.

22. Effective Date; Governmental Approvals or Consents.

The Plan was originally adopted by the board of directors of The Dress Barn, Inc., the Company’s predecessor, on September 29, 2005, and approved by the shareholders of The Dress Barn, Inc. on November 30, 2005. Subsequently, in December 2010, June 2016 and August 2017, the Plan was amended by the Board of Directors in a manner not requiring the approval by the stockholders of the Company. An amendment and restatement of the Plan was adopted by the Board and Committee in October 2017, subject to stockholder approval at the 2017 annual meeting of stockholders on December 7, 2017. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors or the Committee may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.

Ascena Retail Group, Inc.	A-7	2017 Proxy Statement

23. Notices.

All notices or other communications by a Participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or Committee at the location, or by the person, designated for the receipt thereof and within the time period prescribed by the Company or Committee. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and the delivery of other information. Any notices or communications by the Company to a Participant shall be deemed given if directed to such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing shall be suspended until the Participant furnishes the proper address.

24. Regulations and Other Approvals; Governing Law.

(a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Company shall not be obligated to issue any Shares to a Participant if, in the opinion of counsel for the Company, the issuance of such Shares will constitute a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority or any national securities exchange.

(c) To the extent required, the Plan is intended to comply with exemptive conditions under Rule 16b-3 and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

(d) The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to be qualified under Section 401(a) of the Code.

25. Withholding of Taxes.

(a) If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an Option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall immediately, or as soon as practicable thereafter, notify the Company thereof and, if applicable, thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

(b) Notwithstanding anything herein to the contrary, the Employer shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold federal, state, or local income taxes or other taxes incurred by reason of the issuance of Common Stock pursuant to the Plan. Notwithstanding anything herein to the contrary, if applicable, the Employer may require a Participant to remit an amount equal to the required withholding amount and may invalidate any election if the Participant does not remit applicable withholding taxes. Without limiting the generality of the foregoing, solely to the extent permitted by law, any withholding obligation with regard to any Participant may be satisfied by: (i) reducing the number of shares of Common Stock otherwise deliverable to the Participant; (ii) subject to the Committee’s prior consent, any method approved by the Committee; or (iii) by the Participant paying cash directly to the Company.

26. Restrictions.

All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable to assist in the compliance with any applicable tax withholding laws or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

27. No Employment Rights.

The establishment and operation of this Plan shall not confer any legal rights upon any Participant or other person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant under the Plan.

Ascena Retail Group, Inc.	A-8	2017 Proxy Statement

28. Severability of Provisions.

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

29. Construction.

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

30. Electronic Elections, Purchases, and Transactions.

Any election, purchase or other transaction hereunder that is required to be made in writing may, to the extent determined by the Committee, be made, delivered and accepted electronically.

Ascena Retail Group, Inc.	A-9	2017 Proxy Statement

ASCENA RETAIL GROUP, INC. 933 MacArthur Boulevard Mahwah, New Jersey 07430

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the cost incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

ASCENA RETAIL GROUP, INC.

The Board of Directors recommends you Vote “FOR” the election of the three nominees for Director, “FOR” Proposals 2, 3 and 5 and for every “1 Year” with regards to Proposal 4.

1.	Election of Directors
Nominees:
	Terms expiring at the 2020 Annual Meeting of Stockholders:	For	Against	Abstain
	01) David Jaffe	☐	☐	☐
	02) Kate Buggeln	☐	☐	☐
	03) Carl Rubin	☐	☐	☐

2.	Proposal to approve the Ascena Retail Group, Inc. Employee Stock Purchase Plan (Amended and Restated Effective as of January 1, 2018).					For ☐	Against ☐	Abstain ☐

3.	Proposal to approve, by non-binding vote, the compensation paid to the Company’s named executive officers during fiscal 2017.					☐	☐	☐

4.	Proposal to recommend, by non-binding vote, the frequency of future advisory votes on compensation paid to our named executive officers.				1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐

5.	Proposal to ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year ending August 4, 2018.					For ☐	Against ☐	Abstain ☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting.			Yes ☐	No ☐

Note: Proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners) (SIGN WITHIN BOX)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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ASCENA RETAIL GROUP, INC.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2017 Annual Meeting of Stockholders of Ascena Retail Group, Inc. (the “Company”), to be held on December 7, 2017 and the proxy statement, and hereby appoints Randy L. Pearce and Katie J. Bayne, and each of them, as attorney-in-fact, proxies with power of substitution to vote on behalf of the undersigned all shares of the Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 3:00 p.m. local time at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430 on December 7, 2017, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in proposal No. 1, FOR the approval of proposal No. 2, FOR the approval of proposal No. 3, for “1-Year” with respect to proposal No. 4 and FOR the approval of proposal No. 5. The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side